Exhibit 10.2

11 DEC 2012

DATED THIS DAY OF 2012

BETWEEN

HONG LEONG BANK BERHAD

(Company No. 97141-X)

["The Lender"]

AND

PGCG ASSETS HOLDINGS SDN. BHD.

(Company No. 983271-U)

["The Borrower"]

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FACILITIES AGREEMENT

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MESSRS. GHANI & CO. Advocates & Solicitors

2nd Floor, Wisma Hamzah-Kwong Hlng

No. 1 Leboh Ampang

50100 Kuala Lumpur

Tel: 03-2070 4163

Fax: 03-2070 1797 & 03-2078 8180

[Ref: AG/WVL/39874/12/HLBB-JP/PAHSB]

FACILITIES AGREEMENT

THIS AGREEMENT is made the day and year set out in Section l of the First Schedule hereto Between HONG LEONG BANK BERHAD (Company No. 97141-X), a licensed banking and finance company incorporated in Malaysia and having its registered office at Level 8, Wisma Hong Leong, No. 18 Jalan Perak, 50450 Kuala Lumpur (hereinafter called "the Lender");

And

The person(s) described in Section 2 of the First Schedule hereto (hereinafter called "the Borrower(s)").

ARTICLE I

RECITALS

SECTION 1.01 APPLICATION FOR FACILITIES

At the request of the Borrower(s), the Lender has granted and made available and/or continue to grant and make available to the Borrower(s) such banking facilities and/or credit facilities and/or any accommodation now or hereafter or from time to time as the Lender may in its absolute discretion grant as stipulated in the Letters of Offer issued by the Lender and accepted by the Borrower(s) from time to time upon the terms and subject to the conditions contained in the Letters of Offer and hereinafter appearing and in such manner as the Lender may deem fit.

ARTICLE II

DEFINITIONS AND INTERPRETATIONS

SECTION 2.01 DEFINITIONS

In this Agreement unless the context otherwise requires the following words and expressions shall have the following meanings:-

WORDS	MEANINGS

"Accessory Parcel"	The term accessory parcel shall have the meaning assigned to it by the Strata Titles Act, 1985, the Strata Titles Ordinance 1995 and the Land (Subsidiary Title) Enactment 1972 and includes any statutory amendment or re-enactment thereof;

"Acts"	The National Land Code 1965 (Act 56 of 1965) of Peninsular Malaysia, Sarawak Land Code (Cap. 81) and Sabah Land Ordinance (Cap. 68) the Land (Subsidiary Title) Enactment 1972, the Strata Titles Act 1985 and the Strata Titles Ordinance 1995 and includes any statutory amendment or re-enactment thereof;

"Advance" or "Advances"	As the context requires an advance/advances (as from time to time reduced by repayment) made or to be made by the Lender to the Borrower(s) under the terms of this Agreement;

''Assignment"	The assignment executed by the Assignor(s) in favour of the Lender pursuant to Section 9.01(a)(i) hereof;

*Delete whichever if not applicable.

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"Assignor(s)"	The person(s) described as the "Assignor(s)" or the "Chargor(s)" in the First Schedule of the Assignment or the Charge, as the case maybe, and includes his person! representatives, successors-in-title .and permitted assigns .and where the individual title to the Said Property has been issued, references to the Assignor(s) in this Agreement shall be read as if they were references to the Chargor(s);

"Base Lending Rate"	The rate of interest pet annum which is from time to time quoted by the Lender as its Base Lending Rate;

"Building"	the building or buildings to be erected or constructed on the Said Property more particularly described in the Construction Agreement;

"Business Day"	A day on which financial institutions are open for business in West Malaysia, Sarawak or Sabah as the case may be and on which transactions of the nature required by this Agreement are carded out;

"Borrower(s)"	The person(s) described in Section 2 of the First Schedule hereto and includes his/her/their/its personal representative, successors-in-title and permitted assigns;

"Charge"	The legal charge to be executed by the Assignor(s) in favour of the Lender pursuant to Section 9.01(a)(ii) or (b) hereof;

"Commission/Discount Rate / Other Banking Charges	The rate(s) as stated in the relevant Letters of Offer and shall include any and such other rate as the Lender may at any time or from time to time stipulate at its discretion;

"Construction Agreement"	the agreement between the Assignor(s) and the Contractor whereby the Contractor agreed to construct or renovate the Building for the Assignor(s) for the Construction Price and upon the terms and conditions set out in the agreement;

"Construction Price"	the total price for the construction or renovation of the Building more particularly set out in the Construction Agreement;

"Contractor"	The party appointed or to be appointed by the Assignor(s) to carry out the construction or renovation of the Building and set out in the Construction Agreement;

"Default Rate"	The rate(s) specified in Section 4.02(a) (b) and (c) of this Agreement and includes where and when applicable such other rate which the Lender may at any time or from time to time stipulate at its discretion;

"Developer/Vendor"	The party(ies) described in the Principal Sale and Purchase Agreement or the Sale and Purchase Agreement as the developer or vendor, as the case may be, and/or as defined in the Assignment and includes its successors-in title and permitted assigns;

"Events of Default"	Any of the events or state of affairs specified in Section 12.01 herein or any other event rendering the Indebtedness under or pursuant to this Agreement immediately due and payable to the Lender;

"ECOF"	The inter-bank offer rate for the relevant interest period duly adjusted for the cost of maintaining statutory reserves, liquidity and other statutory requirements of the Lender;

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"Guarantor(s)"	The person(s) described in the relevant Letters of Offer and includes (if any) his/her/their/its successors-in-title, permitted assigns and personal representative;

"Indebtedness"	The aggregate of all monies whether principal, interest, capitalised interest, additional and/or penalty interest, fees, costs, charges, commissions or otherwise outstanding . or payable or agreed to be payable by the Borrower(s) and the Security Parties to the Lender from time to time, whether solely or jointly with any other person and whether as principal or surety and includes all liabilities and obligations whether present or future or actual or contingent for the repayment and payment of all monies by the Borrower(s) and the Security Parties in respect of or arising from the Facilities and the Security Documents including monies referred in Sections
16.47 and 16.49 hereof;

"Instalments"	All instalments in respect of each Term Loan. In relation to each Term Loan, the sum of money stated in the relevant Letters of Offer as the monthly instalment in respect of the principal amount and the amount as determined by the Lender to be the amount of interest chargeable for the corresponding period and payable· by the Borrower(s) in accordance with the terms of the relevant Letters of Offer and this Agreement;

"Letters of Offer"	The letters of offer issued or to be issued by the Lender and accepted by the Borrower(s) where the Lender agrees to grant or make available and the Borrower(s) agree(s) to accept each of the Facilities and includes any amendments and supplementals thereto and without limiting the generality of the foregoing, includes the letter of offer set out in Section 3 of the First Schedule hereto and any subsequent letter(s) of offer and the term "Letter of Offer" shall refer to any one of the Letters of Offer;

"Lender"	HONG LEONG BANK BERHAD (Company No. 97141-X), a company incorporated in Malaysia and includes persons deriving title thereunder and its successors-in-title and assigns and shall include any branch office of the Lender;

"Management Corporation"	The management corporation established under the applicable Acts in relation to the building in which the Said Property is comprised;

"Management Fund"	The management fund as defined in the applicable Acts;

"Month"	A calendar month;

"Overdraft"	All Overdraft facility or facilities agreed to be granted and/or granted and made available and/or continue to be made available by the Lender to the Borrower(s) now, or hereafter or from time to time in accordance with the terms and conditions set out in the relevant Letters of Offer and this Agreement and includes any balance or part thereof and all monies referred to in Section 16.47 and 16.49 hereof;

"Power of Attorney"	The power(s) of attorney executed by the Assignor(s) appointing the Lender as the Attorney and more particularly described in Section 9.02 herein;

"Progressive Releases"	The progressive disbursement (where applicable) of the Facilities or any part thereof by the Lender to the Developer/Vendor or any other third party(ies) in accordance with the Schedule of Payment in the Sale and Purchase Agreement or such variation in the order of the said Schedule of Payment as the Lender may in its absolute discretion deem .fit and against architect certificates so issued by the Developer's architect subject to, if the Lender so deems fit, the confirmation or certification of the same by the Lender's architect at the expense and on the account of the Borrower(s);

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"Prescribed Rate"	The respective interest rate(s) applicable to the Facilities as stated in each Letter .of Offer which expression shall wherever the context so permits include any and such other rate which the Lender may at any time or from time to rime stipulate at its discretion;

"Proprietor"	The party(ies) described in the Principal Sale and Purchase Agreement or the Sale and Purchase Agreement, as the case may be, and/or as defined in the Assignment and includes its successors-in-title and permitted assigns;

"Principal Sales & Purchase Agreement" (where applicable)	The sale and purchase agreement (which expression shall where the context so permits include any agreement for the purchase of any accessory parcel) of the date stated in the Assignment entered into between the Original Purchaser (as defined in the Assignment) and the Developer and (if applicable) the Proprietor wherein the Developer agreed to sell and the Original Purchaser agreed to purchase the said Property upon the terms and conditions therein contained;

"Sale and Purchase Agreement"	The sale and purchase agreement (which expression shall where the context so permits include any agreement for the purchase of any accessory parcel) of the date stated in the Assignment made between the Assignor(s) and the Developer/Vendor and (if applicable) the Proprietor wherein the Developer/Vendor agreed to sell and the Assignor(s) agreed to purchase the Said Property upon the terms and conditions contained therein. In the case where the Assignor(s) is not the first purchaser, the full particulars of all sales, sub-sales assignments and reassignments up to the one between the Assignor(s) and the Vendor are described in the Assignment;

"Said Land"	That/those piece(s) of land more particularly described in the First Schedule of the Assignment;

"Said Property"	The property and/or properties described in the relevant Letters of Offer and in the Charge and/or the Assignment, as the case may be, from time to time which expression shall where the context so permits, include the meaning assigned to the term "parcel" under the applicable Acts and any statutory amendment or re-enactment thereof and wherever the context permits shall include the Accessory Parcel appurtenant to each property and any building(s) and fixture(s) now or hereafter or from time to time erected thereon or affixed thereto or any part or portion thereof;

"Security Documents"	The Letters of Offer, this Agreement, and if applicable, the Assignment, the Charge, the Power of Attorney, the Guarantee and any other security documents which the Lender may now and from time to time require to secure the repayment and payment of the Indebtedness;

"Security Parties"	The parties executing the Security Documents and includes any party or parties providing or which shall hereafter from time to time provide any security to the Lender to secure the repayment and payment of the Indebtedness or any part thereof;

"Term Loan"	All the term loan or loans if more than one term loan agreed to be granted and/or granted and made available and/or continue to be made available to or for the benefit of the Borrower(s) now or hereafter or from time to time in accordance with the terms and conditions set out in the relevant Letters of Offer and this Agreement and includes any balance or part thereof and all monies referred in Sections 16.47 and 16.49 hereof;

"Trade Facilities"	All the trade facility or facilities agreed to be granted and/or granted and made available and/or continue to be made available by the Lender to the Borrower(s) now or hereafter or from time to time in accordance with the terms and conditions set out in the relevant Letters of Offer, this Agreement and the Fourth Schedule hereto which are applicable to the Facilities comprised therein and includes any balance or part thereof and all monies referred to in Sections 16.47 and 16.49 hereof;

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"Year"	A 365-day year.

SECTION 2.02       INTERPRETATIONS

In this Agreement unless there is something in the subject or context inconsisi.ini with such construction or unless it is otherwise provided:-

(a)	words importing the masculine gender include the feminine and neuter genders and vice versa;

(b)	words importing the singular number· include the plural number and vice versa;

(c)	references to Articles and Sections are to be construed as references to Articles and Sections of this Agreement;

(d)	the headings and sub-headings to the Articles and Sections of this Agreement are inserted for purposes of convenience only and shall not be deemed to be a part hereof or be taken into consideration in the interpretation or construction of this Agreement;

(e)	where there are two (2) or more persons or parties included or comprised in the expression the Borrower(s), all agreements, covenants, terms, stipulations and undertakings expressed to be made by and on the part of the Borrower(s) shall he deemed to be made by or binding upon such persons or parties jointly and severally;

(f)	any reference to the provisions of any legislation includes any statutory modification or re-enactment thereof;

(g)	any liberty or power which may be exercised or any determination which may be made hereunder by the Lender may be exercised or made at the Lender's absolute or unfettered discretion and the Lender shall not be under any obligation to give any reason therefore to the Borrower(s);

(h)	words applicable to natural persons include any body, persons, company, corporation, firms or partnerships corporate or otherwise and vice versa;

(i)	the word "herein", hereinafter", "hereinbefore'', "hereof', "hereunder" and other words of similar import shall refer to this Agreement as a whole and not to any particular provision;

(j)	the words "monies", "Ringgit", "dollar" and the symbol "RM" shall be construed as Malaysian currency;

(k)	the Schedules hereto shall form an integral part of this Agreement and shall be taken, read and construed as an essential part hereof;

(i)	any reference to "this Agreement" shall include all amendments, additions or supplementary agreements made hereafter or from time to time between the Lender and the Borrower(s);

(m)	all provisions and references herein to the "Said Property", "the Charge" and "the Assignment" shall not be applicable if the Facilities are not secured against titled or untitled property;

(n)	where at any time an Overdraft facility, a Term Loan and/or the Trade Facilities or any combination thereof has/have been granted or made available to the Borrower(s), all references to the Facilities shall apply to the relevant facilities granted and all references to the Overdraft Term Loan or Trade Facilities, as the case may be, which were not granted, shall be ignored.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01       REPRESENTATIONS AND WARRANTIES

The Borrower(s) hereby represent(s) and warrant(s) to the Lender as follows:-

(a)	that the Security Documents constitute the legal, valid and binding obligations of the Security Parties in accordance with the terms and conditions thereunder;

(b)	that the execution; delivery and performance of the Security Documents by the Security Parties:-

(i)	will not violate the provisions of any law or regulation or any order or decree of any governmental authority, agency or Court to which the Security Parties' are subject;

(ii)	will not violate the provisions of any mortgage, contract or other undertaking or instrument to which the Security Parties are party or which is binding upon the Security Parties;

(iii)	will not result in the creation or. imposition of any obligation to create or impose any mortgage, lien, pledge or charge on any of the Security Parties' assets or revenues pursuant to the provisions of any such mortgage contract or other undertaking or instrument;

(c)	that all consents, approvals or authorisations of any relevant authority which are required on the part of the Security Parties or which are advisable for or in connection with the execution, delivery, performance, legality and enforceability of the Security Documents have been obtained and are in full force and any conditions contained therein or otherwise applying thereto have been complied with;·

(d)	that the Security Parties are not in default under any agreement to which the Security Parties or any one of them is/are a party or by which the Security Parties or any one of them may be bound and no prosecution, litigation, arbitration or administrative proceedings are presently current or pending or threatened which prosecution, default litigation arbitration or administrative proceedings as the case may be might materially affect the solvency of the Security Parties and might impair the Security Parties' ability to perform the Security Parties' obligations under the Security Documents;

(e)	that the Borrower(s) and the other Security Parties have the full and absolute power, right and authority to execute this Agreement and the other Security Documents and that there is and shall be no person or party having priority over the Lender in respect of the Said Property and/or the Security Documents, save and except as the Lender may agree in writing in its absolute discretion;

(f)	if the Borrower(s) or any of the other Security Parties is/are a corporation:-

(i)	the Borrower(s) and/or the other Security Parties are duly incorporated under the relevant law;

(ii)	all requisite corporate shareholders or other approvals for the execution of this Agreement and/or the other Security Documents have been obtained;

(iii)	the Borrower(s) and/or the other Security Parties are empowered to execute this Agreement and/or the other Security Documents under their respective constitutive document;

(g)	that all the particulars and declarations furnished, provided or made by the Borrower(s) and/or the other Security Parties in respect of the Borrower(s)' application for the Facilities are true, accurate and correct in all respects;

(h)	that there is no default by any of the relevant parties of any of the terms of the Sale and Purchase Agreement or the Principal Sale and Purchase Agreement or the Construction Agreement, as the case may be; and

(i)	such other representations and warranties as are set out in the relevant Letters of Offer shall be binding on the Borrower(s).

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SECTION 3.02       TRUTH AND CORRECTNESS OF REPRESENTATIONS AND WARRANTIES

(a)	The Borrower(s) acknowledge(s)"that the Lender has accepted this Agreement on the basis of, and in full reliance upon, the aforesaid representations and warranties, which will be correct and complied with in all material respects so long as this Agreement shall remain in force and each of the above representations and warranties will \Je correct and complied with in all material respects so long as the Facilities shall remain available and until the Indebtedness due hereunder and under the Security Documents have been discharged.

(b)	The truth and correctness of all the matters stated in the representations and warranties under Section 3.01 hereof shall form the basis of the Lender's commitment to make available or continue to make available the Facilities to the Borrower(s). If any such representations and/or warranties made shall at any time hereafter be found to have been incorrect in any material respect then and in such event and notwithstanding anything to the contrary hereunder the Lender shall have the right at its absolute discretion to review, suspend, recall or terminate the Facilities or any part thereof.

SECTION 3.03       PURPOSE OF THE FACILITIES

(a)	The Facilities shall be utilised by the Borrower(s) for the respective purposes set out in the Letters of Offer. If the Borrower(s) shall require the utilisation of the Facilities or any part thereof for any other purpose the Borrower(s) shall obtain the prior written consent of the Lender which consent may be withheld, refused or given unconditionally or subject to such terms and conditions as the Lender shall deem fit.

(b)	Without prejudice to the obligations of the Borrower(s) under Section 3.03(a), the Lender shall not be obliged to concern itself with the application by the Borrower(s) of the Facilities.

ARTICLE IV

COVENANT TO PAY

SECTION 4.01

(A) COVENANT TO PAY THE OVERDRAFT AND/OR TRADE FACILITIES

In consideration of the Lender having agreed at the request of the Borrower(s) to grant and make available and continue to grant and make available the Overdraft and/or the Trade Facilities (where applicable) to the Borrower(s), the Borrower(s) hereby AGREE(S), COVENANT(S) AND UNDERTAKE(S):-

(a)	to repay to the Lender ON DEMAND all sums of money which are now or shall from time to time or at any time hereafter be due or owing by the Borrower(s) solely or jointly with any other persons firms or companies and whether as principal or surety or which the Borrower(s) may be or become liable to the Lender any where on banking account or accounts current or otherwise or in any . manner whatsoever including the balance for the time being owing for or in respect of cheques bills notes drafts or other negotiable instruments accepted paid or discounted for and on behalf of the Borrower(s) either alone or jointly with another or others or for any payments loans credits or advances made to or for the use or accommodation or on behalf of the Borrower(s) either alone or jointly with another or others pursuant to or in respect of or under any guarantee or letter of credit given established or opened by the Lender for the Borrower(s) or any contracts for the forward delivery of goods bills or specie or in respect of any other banking facilities whatsoever whether or not given upon or under any trust receipts or other security whatsoever or otherwise howsoever up to such aggregate sum as the ad valorem stamp duty paid on the original of this Agreement and/or any supplements thereto together with interest thereon at the applicable Prescribed Rate or as the case may be at the applicable Default Rate, Commission, Discount Rate and other Banking Charges and all costs charges and other expenses which the Lender may charge in respect of any of the matters aforesaid or which the Lender may pay or incur in perfecting the securities or in enforcing or obtaining payment of such moneys or in paying any expenses or outgoings whatsoever in respect of or in insuring repairing maintaining managing or realising the Said Property and or any buildings fixtures crops or plants thereon or in defending prosecuting or otherwise howsoever taking part in or attending at (whether on a watching brief as observer or otherwise howsoever) any action enquiry hearing suit or other proceedings whatsoever affecting the Said Property or any buildings fixtures crops or plants thereon and also all other payments and sums hereinafter mentioned or stipulated and other usual bankers' charges;

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(b)	If and when the said account or accounts current or otherwise shall be closed either by demand as aforesaid or by the death or winding up or other default as the case may be of the Borrower(s) and/or the Assignor(s) (or where the Borrower(s) and/or the Assignor(s) shall be more than one· person by the death .or winding up or other default as the case may be of any of them) a balance shall be owing to the Lender by the Borrower(s) or the personal representative or liquidators of the Borrower(s) as the case may be will so long as the same or any part thereof shall remain owing pay to the Lender interest thereon at the applicable Default Rate (both before and after judgement and order) computed from the time when such balance shall have been ascertained and the Borrower(s) agree(s) that the statement of the Manager, Assistant Manager or any other Officer of the Lender or any solicitor or from of solicitors purporting to act for the Lender as to the amount of such balance shall be final and conclusive evidence against the Borrower(s);

(c)	to pay all such sums and monies as are or may become payable by the Borrower(s) under this Agreement and in particular (but without limiting the generality of the foregoing) all the costs, charges, expenses, recoverables and other sums and monies provided herein:

(d)	It is hereby expressly agreed and declared by the Borrower(s) that in addition to the terms and conditions herein, the Trade Facilities and Overdraft shall be subject to the additional terms and conditions set out in the Fourth Schedule which are applicable to the facilities comprised therein.

(B)	COVENANT TO PAY THE TERM LOAN

In consideration of the Lender having agreed at the request of the Borrower(s) to grant and make available and continue to grant and make available the Term Loan to the Borrower(s), the Borrower(s) hereby AGREE(S), COVENANT(S) AND UNDERTAKE(S):-

(a)	to repay to the Lender ON DEMAND the Term Loan together with interest thereon at the applicable Prescribed Rate or as the case may be at the applicable Default Rate (which rate shall be applicable before as well as after any judgement or order obtained against the Borrower(s)) and all other monies owing or payable under the terms of this Agreement

AND until demand as aforesaid the Borrower(s) will repay the Term Loan and interest thereon at the applicable Prescribed Rate by way of the Instalments, the first of the Instalment to be paid on the first (1st) day of the month following next after the date on which the full amount of the Term Loan shall have been advanced or paid to or on behalf or for the benefit of the Bonower(s) and/or Assignor(s) or on the first day of such other month as the Lender may stipulate in the relevant Letters of Offer and the subsequent Instalments to be paid at regular successive intervals of one (1) month or such or other intervals stipulated by the Lender in the relevant Letters of Offer until the full amount of the Term Loan and all interest thereon shall have been fully paid and satisfied PROVIDED ALWAYS that notwithstanding the provisions relating to the schedule of Instalments under this Section, the Lender may in its absolute discretion at any time and from time to time whether at the request of the Borrower(s) or otherwise be entitled (but not obligated) to accept payment of the monies due or becoming due hereunder by such increased or reduced amount and/or number of Instalments as may be agreed or agree to suspend payments thereof or give such further time or indulgence for payment but nothing contained in this Section or done hereunder shall be construed as prejudicing or impairing the security hereunder or the Lender in the exercise of all, or any of the remedies available to it hereunder on default by the Borrower(s).

(b)	(i) In the case where the principal and interest payments on the Instalments are aggregated until such time as the Borrower(s) shall commence to make payment of the Instalments the Borrower(s) will pay to the Lender interest at the applicable Prescribed Rate and/or the Default Rate as the case may be (both before and after judgement or order) on daily rests on every sum advanced to or otherwise however payable by the Borrower(s) under this Agreement (whether the same shall form part of the Term Loan or otherwise however) from the date on which the sum in question shall first be advanced or paid out by the Lender. The said interest shall be payable monthly, or at such other intervals as the Lender may stipulate, the first of which payments shall be made on the first day of every month commencing in the month following next after the said date on which such sum shall first be advanced or paid out as aforesaid or such other date as the Lender may from time to time stipulate;

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(ii)	In the case where the Instalments on the Term Loan comprise of principal only and interest is paid separately the Borrower(s) shall pay to the Lender interest at the applicable Prescribed Rate and/or the Default Rate as the case may be, (both before and after judgement. or order) on daily rests before full drawdown, and upon full drawdown, on monthly rests or such other rest period as may be prescribed by the Lender on every sum advanced to or otherwise however payable under this Agreement (whether the same shall form part of the Term Loan or otherwise however) from the date on which the sum in question shall first be advanced or paid out by the Lender until the Term Loan has been repaid in full. The said interest shall be calculated on the amount outstanding and shall be payable monthly or at such other intervals as the Lender may stipulate, the first of which payments shall be made on the first day of every month commencing in the month following next after the said date on which such sum shall first be advanced or paid out as aforesaid or such other date or intervals as the Lender may from time to time stipulate;

(c)	to pay all such sums and monies as are or may become payable by the Borrower(s) under this Agreement and in particular (but without limiting the generality of the foregoing) all the costs, charges, expenses, recoverables and other sums and monies provided herein.

AND NOTWITHSTANDING that the payments specified in this Section 4.01(B) may have been made as aforesaid the Tenn Loan and any monies payable by the Borrower(s) to the Lender under this Agreement and interest thereon as herein provided shall continue to be due for all purposes ON DEMAND.

Notwithstanding that no full drawdown of the Term Loan has been made, the Lender may by notice in writing to the Borrower(s) require the repayment of the Term Loan by Instalments.

SECTION 4.02       ADDITIONAL INTEREST/DEFAULT RATE

(a)	In addition and without prejudice to the power rights and remedies herein conferred, if the Borrower(s) shall draw in excess of the approved limit of the Overdraft or any approved sub-limit of the facilities comprised therein or any subsequent revised limit or sub-limits of the Overdraft as notified by the Lender to the Borrower(s) from time to time whether such excess shall arise as permitted from time to time by the Lender or by any debit to the account of the Borrower(s) which the Lender is entitled to make, the Borrower(s) shall pay to the Lender additional interest at the rate of four per centrum (4.0%) per annum above the Base Lending Rate or any other rate or sum that may be imposed by the Lender at any time at its absolute discretion (both before and after judgement and order) as agreed liquidated damages on the amount in excess of the abovesaid applicable limit or sub-limit or any other sum or moneys due and payable at that time calculated from the date of such drawing or utilisation or default until the date of payment of the amount thereof without prior notice to the Borrower(s). All capitalised and accumulated unpaid interest shall be taken into account for the purpose of ascertaining whether the approved limit or sub-limits, as the case may be of the Overdraft has been exceeded or not under this sub-section. In the event of any excesses over the approved limit of the Overdraft or any approved sub-limit of the facilities comprised therein, the Lender may at its absolute discretion reduce the sub-limits of one or more of the facilities until the excess has been paid or repaid in full without affecting the Lender's rights and remedies herein or under any of the Security Documents.

(b)	In addition and without prejudice to Section 4.02(a) hereof, in the event of a demand by the Lender pursuant to Section 4.01 hereof for payment of all principal moneys including capitalised interest under the Facilities and all interest thereon and all other sums or monies (whether principal or interest) for the time being due and owing under the Facilities or recall of the Facilities or any of the facilities comprised therein or a default in the payment of any moneys covenanted to be paid, the Borrower(s) shall pay the Lender additional interest at the rate of one percentum (1%) above the Prescribed Rate or any other rate or sum that may be imposed by the Lender at any time at its absolute discretion (both before and after judgement or order) as agreed liquidated damages on the principal moneys including capitalised interest and all interest thereon and all other smns or moneys (whether principal or interest) for the time being due and owing under the Facilities calculated from the date of such demand pursuant to Section 4.01, default or recall as the case may be until the date of full payment thereof (both before and after judgement or order).

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(c)	In addition and without prejudice to the powers, rights and remedies herein conferred upon the Lender, if the Borrower(s) shall default in the payment on due date of any one or more of the instalments of the Term Loan or interest and other monies herein covenanted to be paid under the Term Loan or in the event of demand by the Lender for repayment of the Term Loan and interest thereon or other monies covenanted to be paid herein or recall of the Term Loan, the Borrower(s) shall pay to the Lender additional interest at the rate of one percentum (1%) above the Prescribed Rate or such other rate or sum as the Lender may stipulate as agreed liquidated damages on the Instalment or Instalments of the Term Loan and/or interest and any other sums at that time due or in arrears calculated from the date of such default demand or recall as the case may be, until the date of payment of the amount thereof (both before and after judgment or order). Notwithstanding the above, the Lender may at its absolute discretion impose a minimum charge of such amount as the Lender may deem fit as late payment interest.

(d)	Notwithstanding the provisions of subclauses (b) and (c) above, in the event of a demand by the Lender or a default by the Borrower(s) as mentioned in subclauses (b) and (c) above, the Lender may at its absolute discretion choose to vary the Prescribed Rate whether in addition to or instead of imposing additional interest at the Default Rate. Such variation of the Prescribed Rate may at the Lender's discretion continue to be applicable notwithstanding that the relevant default may be remedied.

SECTION 4.03       DEMANDS/NOTICES

(a)	If and when the Facilities, interest thereon and all monies hereby covenanted to be paid by the Borrower(s) to the Lender shall be demanded as aforesaid or shall otherwise be required to be settled, the monies owing by the Borrower(s) to the Lender shall be ascertained by the Lender and when such monies shall be ascertained the Borrower(s) agree(s) that the statement of the Manager, Assistant Manager or any other Officer of the Lender or by any solicitor or firm solicitors purporting to act for the Lender as to the amount of the monies in respect of the Facilities, interest thereon and all monies due and payable under this Agreement shall be final and conclusive.

(b)	Any demand for payment of the monies intended to be hereby secured may be made by a notice in writing requiring payment within seven (7) days from the date thereof or in such form as may be prescribed by or under the applicable Acts and may be signed on behalf of the Lender by any Manager, Assistant Manager or any other Officer of the Lender or by any solicitor or firm of solicitors purporting to act for the Lender and such notice shall be deemed to have been sufficiently served on the Borrower(s) if it is left at the usual or last known place of residence or at the address herein-stated of the Borrower(s) or at the usual or last known place of business of the Borrower(s) or sent by registered letter or ordinary mail or by telex or facsimile to any of such addresses or telex/facsimile numbers of the Borrower(s). In the case of posting, the service shall be deemed to be made at the time when the registered letter or ordinary mail would in the ordinary course of post be delivered (notwithstanding its subsequent return), in the case of telex, the service shall be deemed to be made immediately upon transmission thereof and confirmed by answerback and in the case of facsimile, on production of a transmission report by the machine from which the facsimile was sent.
(c)	Any notice required or permitted to be served by the Lender under or pursuant to this Agreement may be served and shall be deemed served in the like manner as a notice demanding payment as provided in Section 4.03(b) herein. In the case of notice issued by way of advertisement, the Borrower(s) shall be deemed to have received such notice on the date of the advertisement.

(d)	(i)	Any notice or communication from the Borrower(s) to be given to the Lender may be sent by personal despatch, courier or by registered or ordinary mail to the lending branch of the Lender and such notices or communications shall only be received when acknowledged by the Lender.

(ii)	The Lender shall be entitled to rely upon and act on the instructions of the Borrower(s), whether oral or written and whether given by telephone, post, telex, cable, facsimile transmissions or other electronic means. Without prejudice to the generality of the foregoing, the Lender shall be entitled to rely and act on any notice or instructions given whether based on signatures which appear to the Lender, by reference to the names and signatures of such persons filed with the Lender to be the signatures of:-

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(i)	the Borrower(s); or
(ii)	any of the persons authorised by the Borrower(s) to issue any notice or any instructions whatsoever on behalf of the Borrower(s),

or otherwise, without enquiry on the part of the Lender as to the identity of the person giving or purporting to give such notices or instructions or as to the authenticity of such notices or instructions notwithstanding that it is subsequently shown that the same was not given by the Borrower(s). The Lender is entitled to treat all such notices or instructions given, as binding upon the Borrower(s) .and the Lender shall be entitled (but not bound) to take such steps in connection with or in reliance upon such communication and the risk of the instructions being given by unauthorised persons, any misunderstanding or any error, loss or delay resulting from the use of telephone, postal services, telex or teletype machines, cable devices, facsimile transmission, devices or electronic or other means are entirely the risk of the Borrower(s).

(iii)	The Lender shall be under no duty to enquire into the genuineness or authenticity of the communication given to the Lender by any of the forms of communication referred in subclause (d)(ii) above and the Lender's rights under this Agreement shall not be affected by any misuse or unauthorised use of such communication. The Lender shall be indemnified in full by the Borrower(s) against all loss, claims, demands, costs, damages, expenses and all other liabilities whatever which it may incur in consequence of its accepting and acting on such communication.

ARTICLE V

CONDITIONS PRECEDENT

SECTION 5.01       CONDITIONS PRECEDENT AS TO THE AVAILABILITY OF THE FACILITIES

The obligations of the Lender to make the Facilities available for disbursement and/or to permit its utilisation by the Borrower(s) is subject to the fulfillment in a manner satisfactory to the Lender and its legal advisers, prior to the utilisation of the Facilities by the Borrower(s) of the following conditions:,

(a)	the Security Documents referred to herein and/or which are required by the Lender to be executed by the Security Parties have been duly executed, stamped and registered with such registries as the Lender may deem necessary or expedient and copies thereof duly delivered to the Lender PROVIDED THAT the Lender may at its absolute discretion disburse the Facilities or any part thereof upon presentation of the Security Documents at the relevant registries;

(b)	a search having been made at the relevant land registry/land office confirming that the Said Land and the Said Property are free from all encumbrances and no acquisition notices have been lodged and/or registered or issued against the Said Land and the Said Property and the lodgment of a private caveat on the master title of the Said Property;

(c)	the Lender is satisfied that the execution, delivery and performance of the Security Documents have been duly authorised and approved by all necessary parties and that the same do not contravene any law, rules or regulations or any contractual or other restrictions binding upon the Borrower(s) or the other Security Parties (if any);

(d)	the receipt by the Lender of all relevant undertakings and confirmations required by the Lender to the Lender's satisfaction;

(e)	where the Facilities is to be disbursed by Progressive Releases, the receipt by the Lender of the relevant architect certificates or invoices (in the case where the Lender is part financing the Construction Price);

(f)	the Borrower(s) shall have delivered or caused to deliver to the Lender the current receipts of quit rent, assessments, rates, dues and other outgoings thereto as the Lender may require;

(g)	where required by the Lender, a valuation of the Said Property and verification of the address the Said Property by a valuer appointed by the Lender at the cost and expense of the Borrower(s);

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(h)	receipt by the Lender of the original copy o(the Sale and Purchase Agreement and the Principal Sale and Purchase Agreement (where applicable) and all other documents pertaining to the Said Property as the Lender may require;

(i)	where the Borrower(s) or any of the other Security Parties is/are a corporation, receipt by the Lender of certified true copies of the Memorandum and Articles of Association and the Forms 24, 44 and 49 and the board resolution authorising the execution of the Security Documents of each of the Security Parties;

(j)	receipt by the Lender of all insurance policies required by the Lender to be taken out;

(k)	the difference between the purchase price under the Sale and Purchase Agreement and the Overdraft and/or Term Loan has been fully settled;

(i)	completion of all legal documentation to the satisfaction of the Lender mid upon the Lender's solicitors' confirmation that it is in order to release the Facilities;

(m)	a search having been made at the Official Assignee's/Receiver's office/Companies Commission of Malaysia and a satisfactory report having been obtained on the Vendor/Developer/Registered Proprietor (as the case maybe), the Borrower(s) and the other Security Parties;

(n)	the Borrower(s) shall have complied with and satisfied to the Lender's satisfaction all operational requirements relating to the operation of the Facilities as may be stipulated by the Lender from time to time;

(o)	Where the Lender is part-financing the construction/renovation of the Building:-

(i)	receipt of all relevant approvals from the relevant authorities in relation to the construction of renovation of the Building including without limitation, the approvals for drawings, designs, specifications, materials, earth work plans, building and layout plans have been obtained;

(ii)	the receipt of the duly executed stamped original Construction Agreement confirming the appointment of the Contractor and the Construction Price;

(iii)	the difference between the Construction Price and the Facilities (or the part of the Facilities granted to part-finance the construction/renovation of the Building) has been fully settled by the Borrower(s);

(iv)	receipt of the letter of undertaking from the Contractor to the Lender to immediately refund the Facilities (or the part of the Facilities granted to part-finance the construction/renovation of the Building) in the event the Contractor breaches any term of the Construction Agreement or if the construction/renovation of the Building is abandoned or not completed or if the Certificate of Fitness for occupation of the Building, if required, is not obtained;

(p)	where the Lender is part-financing the premium for the mortgage reducing term assurance, the balance of the premium required has been fully settled by the Borrower(s);

(q)	payment of all fees, costs and charges (including processing fees, stamp duty, legal and other professional fees and charges);

(r)	there has been no material change in the circumstances of the Borrower(s) or any other Security Parties which in the opinion of the Lender would have an adverse impact on the ability of the Borrower(s) and/or the other Security Parties to perform its obligations under this Agreement and the other Security Documents in accordance with the terms hereof; and

(s)	the additional conditions precedent set out in the relevant Letters of Offer shall have been satisfied and fulfilled.

Pending fulfillment in a manner satisfactory of any of the conditions hereinbefore stipulated, the Lender may at its absolute discretion withdraw, cancel, terminate or suspend the Facilities or disbursement of any part thereof.

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SECTION 5.02       PERFORMANCE OF COVENANTS

The obligation of the Lender to grant the Facilities under this Agreement or to continue with the Facilities shall also be subject to the following conditions:

(a)	the Lender is satisfied that no event has occurred so as to render the Facilities immediately repayable and no event of default under any agreement or arrangement referred to in this Agreement and the other Security Documents shall have happened and be continuing;

(b)	there shall not !lave occurred any default in the performance by any party thereto of any covenant or agreement contained in any of the agreements and arrangements referred to in Section 5.02(a) hereof;

(c)	the matters represented by the Borrower(s) set out in Section 3.01 are true and correct in all respects;

(d)	no extraordinary circumstances or changes of law or other governmental action shall have occurred which shall make it improbable that the Borrower(s) will be able to observe and perform the covenants and obligations on the Borrower(s)' part to be observed and performed under the provisions of this Agreement;

(e)	no extraordinary circumstances or change of law or circumstances or other governmental action shall have occurred or is likely in the opinion of the Lender to occur which shall in the opinion of the Lender render it unlawful to grant the Facilities or to grant the Facilities on the security contemplated hereunder.

SECTION 5.03       WAIVER OF CONDITIONS PRECEDENT

It is hereby expressly acknowledged and declared that the terms and conditions contained in this Article V are inserted for the sole benefit of the Lender and may therefore be waived wholly or in part by the Lender at the sole and absolute discretion of the Lender unconditionally or upon terms and conditions specified by the Lender without prejudicing the rights of the Lender hereunder and such waiver shall not preclude the Lender from insisting on the Borrower(s)' compliance with such waived terms and conditions at a subsequent time.

ARTICLE VI

UTILISATION OF THE FACILITIES

SECTION 6.01       UTILISATION OF THE FACILITIES

In the event that the Facilities or part of it shall for whatever reason be unutilised after three (3) months from the date of the relevant Letter of Offer or after such other period as the Lender may stipulate at its absolute discretion, the Lender shall be at liberty at its absolute discretion to withdraw the Facilities in which event the Borrower(s) shall reimburse all costs, fees and expenses including legal fees incurred by the Lender or to vary the terms of the Facilities.

SECTION 6.02       ADVANCE TO THIRD PARTIES

The Lender shall be at liberty and is hereby expressly authorised by the Borrower(s) to advance or pay the whole of the Facilities or such part or parts thereof to any financial institution, firm of solicitors, Developer/Vendor or the Contractor, builder architect or such other person(s) responsible for or concerned with the sale and/or construction of the Said Property or to any other person at such times in such manner by such amounts and upon such contingencies and conditions as the Lender may in its absolute discretion decide and/or by Progressive Releases or otherwise in accordance with the schedule of payment set out in the Sale and Purchase Agreement or such variations in the order of the schedule of payment as the Lender may in its absolute discretion deem fit.

AND it is hereby declared that such express authorisation as aforesaid shall be irrevocable AND it is hereby expressly acknowledged, agreed and confirmed by the Borrower(s) that all advances and payments to the party(ies) aforesaid shall for all purposes whatsoever be deemed to be and form part of the monies secured by and owing under this Agreement and the acknowledgment of receipt by the aforesaid party(ies) shall be as good and sufficient and effective as if the same had been made or given by the Borrower(s) personally. And it is hereby further irrevocably agreed and confirmed by the Borrower(s) that the Borrower(s) shall not be entitled to object to or to restrain such payment by the Lender.

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And where applicable and without prejudice to the Lender's powers and rights herein conferred it is hereby expressly agreed between the parties hereto that in the event of any default on the part of the Developer/Vendor or the Contractor, as the case may be, in honouring its obligations to any financial institution or in the opinion of the Lender the Developer/Vendor or the Contractor, as the case may be, and/or the Assignor(s) is/are in breach of the Sale and Purchase Agreement or the Construction Agreement, as the case may be the Lender shall be at liberty to withhold the disbursement or utilisation of the Facilities or any part or such part thereof and if the Lender decides to withhold any disbursement or utilisation, the Borrower(s) shall indemnify and keep indemnified the Lender against all losses, actions, proceedings, costs, expenses, claims and demands in respect of the same.

SECTION 6.03       OPERATION OF OVERDRAFT

In addition to and not in derogation of any of the conditions herein contained, where the Facilities are a combination of Term Loan and Overdraft:-

(a)	the Overdraft shall be available to the Borrower(s) only after the full drawdown of the Term Loan; and

(b)	prior to the full payment of the purchase price in respect of the Said Property, the Borrower(s) shall not utilise the Overdraft for any other purpose than for the purpose of financing the purchase of the Said Property.

ARTICLE VII

INTEREST

SECTION 7.01A        CALCULATION OF INTEREST ON OVERDRAFT

The interest chargeable at the applicable Prescribed Rate shall be calculated on the daily outstanding balance of the Borrower(s) Overdraft account and shall be debited at the end of every calendar month and shall be paid monthly by the Borrower(s).

SECTION 7.01B       CALCULATION OF INTEREST ON TERM LOAN

The interest chargeable on any part of the Term Loan advanced or disbursed by the Lender or otherwise howsoever payable by the Borrower(s) to the Lender under this Agreement (whether the same shall form part of the Term Loan or otherwise) from the date on which the same shall have been advanced or disbursed or become payable as aforesaid and (i) in the case where principal and interest payments are aggregated in the Instalments, until the full amount of the Term Loan shall have been advanced or paid to or on behalf of or for the Borrower(s) or (ii) in the case where the Instalments comprise of principal only and interest is paid separately, until the Term Loan has been repaid in full, shall be calculated on the amount outstanding and shall become due in the matter and at the times as provided in Section 4.01(B)(b) hereof.

(a)	CALCULATION WHERE INTEREST IS ON YEARLY RESTS

The interest chargeable at the applicable Prescribed Rate between the date on which the full amount of the Term Loan shall have been advanced or paid as aforesaid and the last day of the existing year shall be calculated on the full amount of the Term Loan and all other sums then payable by the Borrower(s). In and for each succeeding year thereafter, interest at the Prescribed Rate shall be calculated on the total amount of the monies due to the Lender hereunder (whether for principal or interest) as at the last day of the preceding year and shall be deemed to be due on the first day of the year then commencing.

(b)	CALCULATION WHERE INTEREST IS ON MONTHLY RESTS

The interest chargeable at the applicable Prescribed Rate shall be calculated on the full amount of the Term Loan and all other sums then payable by the Borrower(s) as from the date of release till the end of the month of such release. In and for each succeeding month thereafter, interest at the Prescribed Rate shall be chargeable on the sum owing as at the last day of the preceding month and shall be due and payable on the first day of the following month.

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No part of any Instalments to be paid by the Borrower(s) as hereinbefore provided or any other payments which the Borrower(s) may make to the Lender shall be deemed to be a repayment of principal until all interest due or deemed to be due to the 'Lender has been paid.

(c)	CALCULATION WHERE INTEREST IS ON DAILY RESTS

The interest chargeable at the applicable Prescribed Rate shall be calculated on the daily outstanding balance of the principal sums in the Term Loan account and shall be debited at the end of every calendar month and shall be due and payable on the first day of the following month.

No part of any Instalments to be paid by the Borrower(s) as hereinbefore provided or any other payments which the Borrower(s) may make to the Lender shall be deemed to be a repayment of principal until all interest due or deemed to be due to the Lender has been paid.

SECTION 7.02       VARIATION OF INTEREST RATE

(a)	Notwithstanding the provisions relating to the Base Lending Rate and/or the percentage of interest imposed above the Base Lending Rate and/or the commission/discount rates as hereinabove provided, the Lender shall be entitled, from time to time (both before and after judgement or order) and without any requirement for the agreement of the Borrower(s), to vary at the discretion of the Lender the Base Lending Rate and/or such percentage of interest imposed above the Base Lending Rate (including changing entirely the basis upon which the Prescribed Rate and/or the Default Rate is arrived at) and/or the applicable rest period and/or the commission/discount rates in the manner hereinafter set out:-

(i)	in respect of the Base Lending Rate by placing in one issue of a daily national newspaper a general notice of change of the Base Lending Rate addressed to the public generally or by ·posting a notice of such variation in any of the Lender's branch premises;

(ii)	in respect of the percentage of interest imposed above the Base Lending Rate, or the applicable rest period, and/or the commission/discount rates the Lender has the discretion to vary such rates or the rest period in the same manner set out in subsection (i) above or by serving a notice in writing on the Borrower(s), which written notice may be incorporated into the Lender's bank statements forwarded to the Borrower(s) periodically.

PROVIDED ALWAYS that the effective date of the change of the Base Lending Rate and/or the · percentage of interest imposed above the Base Lending Rate and/or the applicable rest period and/or the commission/discount rates shall be the date specified in the advertisement or in the notice, and if notice be given in the Lender's bank statement, the date specified in the bank statement, notwithstanding that such specified date from which the amended Base Lending Rate or percentage of interest above the Base Lending Rate or the rest period or the commission/discount rates are payable or applicable shall be earlier than the date of the advertisement or notice, as the case may be. Notwithstanding the issue of the general notice specified in subclause (i) above, the Lender may at its absolute discretion decide (without any further notice to the Borrower(s)) that such variation shall not apply to the Borrower(s) and the Security Parties to whom a demand under Section 4.03 had been made or legal proceedings had been commenced against the Borrower and/or any of the Security Parties.

(b)	The decision of the Lender as to what at any time is the Base Lending Rate or the percentage of interest above the Lender's Base Lending Rate or the applicable rest period or the commission/discount rates and the date(s) from which such amendments shall take effect, shall be final and conclusive and shall not be questioned on any account whatsoever.

(c)	Where repayment of the Term Loan and interest thereon is by way of instalments then, if and whenever the rate of interest payable by the Borrower(s) and/or the applicable rest period under this Agreement shall be varied in the manner herein this Agreement appearing, the Lender may, at its absolute discretion, make the necessary adjustment consequent upon such variation either:-

(i)	by varying the amount of any Instalments; and/or

(ii)	by varying the number of the Instalments.

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SECTION 7.03         CAPITALISATION OF ALL MONIES DUE

(a)	Subject always to Section 7.04, the interest on any monies for the time being hereby secured including capitalised interest shall at the end each calendar month be capitalised and added for all purposes to the principal sum then owing and shall thenceforth bear interest at the applicable Prescribed Rate or as the case may be, the applicable Default Rate and be secured and payable accordingly and all covenants and conditions .contained in or implied by these presents and all powers and remedies conferred by law or these presents and all rules of law or equity in relation to the said principal sum and interest shall equally apply to such capitalised arrears of interest and to interest on such arrears.

(b)	The right of the Lender to charge compound interest as conferred on the Lender by this Agreement shall subsist and continue to subsist notwithstanding the issue and/or service of a demand for payment of monies or any of the monies hereby secured and/or notwithstanding that the relationship of financier-customer between the parties hereto shall have ceased for any reason or due to any cause whatsoever.

SECTION 7.04       INTEREST EXCLUDED FROM LIMIT OF PRINCIPAL

For the purpose of ascertaining whether the limit of the Facilities intended to be hereby secured has been exceeded or not all accumulated and capitalised interest shall be deemed to be interest and not principal sum.

ARTICLE VIII

SECTION 8.01        COMMITMENT FEE

The Borrower(s) expressly agree(s) and undertake(s) to pay a commitment fee of one per centum (1%) per annum (or such other rate as determined by the relevant authorities from time to· time and so imposed by the Lender) on any portion of the Overdraft limit unutilised by the Borrower(s) and such commitment fee is to be debited to the account at the end of each calendar month and be capitalised and added for all purposes to the principal sum then owing and shall thenceforth bear interest at the applicable Prescribed Rate or as the case may be, the applicable Default Rate and be secured and payable accordingly and all the covenants and conditions contained in this Agreement in relation to the principal sum and interest shall equally apply to the said commitment fee and to such capitalised arrears of interest thereon. Further, for the purposes of ascertaining whether the Overdraft limit intended to be hereby secured has been exceeded or not all accumulated and capitalised fee shall not be deemed to be principal sum.

SECTION 8.02        PREPAYMENT

(a)	Notwithstanding any provision for payment by Instalments hereinbefore contained, the Borrower(s) may at any time by giving the Lender three (3) months' notice in writing or such other notice period as may be stipulated by the Lender (which said period shall be calculated from the date of the Lender's actual receipt of the said notice) or by paying interest for the period corresponding to the notice period, in lieu of such notice, prepay the Term Loan, interest thereon and all other monies then owing to the Lender under this Agreement or such lesser amount as the Lender may at its discretion accept PROVIDED ALWAYS that:-

.

(i)	the whole principal amount of the Term Loan has been disbursed by the Lender;

(ii)	any partial prepayment shall be in multiples of not less than Ringgit One Thousand (RMI1,000-00) only or such other amount as stipulated by the Lender and shall be applied towards payment or on account of the Instalments in the inverse order of their maturity;

To incorporate a new sub-clause under (a) (v):-

"where the prepayment is made prior to the maturity of the tenure of the Facilities or specified lock-in period as stated in the Letters of Offer or failure to drawdown after a drawdown notification, the Borrower(s) shall pay such amount as determined by the Lender at its sole and absolute discretion representing any loss incurred by the Lender as a result of or arising from such prepayment or failure to drawdown and the cost of the Lender for having funded the Facilities up to the date the prepayment is made".

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(b)	Save as provided in this Section 8.02(a), the Borrower(s) shall not be entitled to prepay the Term Loan or any part thereof unless with the consent of the Lender in writing.

(c)	Notwithstanding any provisions in this Agreement to the contrary the Lender may allow the Borrower(s) to redraw or reborrow any of the amounts prepaid at any time and from time to time and such amounts redrawn or reborrowed together with interest thereon at the applicable Prescribed Rate and/or Default Rate as the case maybe (both before as well as after judgment or order) shall for all purposes whatsoever be deemed to be and from part of the Indebtedness secured by and owing under this Agreement.

SECTION 8.03        REVIEW OF ACCOUNTS

(a)	Nothing in the Letters of Offer or in this Agreement shall be deemed to impose on the Lender any obligation either at law or in equity to make or to continue to make available the Facilities to the Borrower(s). The Facilities and all other monies payable hereunder, including renewal fee thereon (where applicable) shall be payable on demand.

(b)	Notwithstanding anything to the contrary in the Letters of Offer or this Agreement, and further notwithstanding any specific purpose(s) for the Facilities agreed to in the Letters of Offer, the Lender shall be entitled to review the granting and/or continuation of the Facilities at any time and from time to time (irrespective of whether or not the Facilities or any part thereof has been utilised / disbursed or whether any Event of Default has occurred) and to exercise any of its rights or powers to withdraw, cancel, suspend, terminate or recall the Facilities or any part thereof, and the Borrower(s) hereby agree(s) to immediately accept such decision and/or repay to the Bank the Indebtedness then due and outstanding.

ARTICLE IX

SECURITY

SECTION 9.01       SECURITY

(a)	Security by Assignment

(i)	For the consideration aforesaid the Borrower(s) shall absolutely assign (if the Borrower(s) is also the Assignor(s)) or shall cause the Assignor(s) as the case may be to absolutely assign to the Lender the Said Property and the full and entire benefit of the Sale and Purchase Agreement or the Principal Sale and Purchase Agreement (in the case where the Borrower is not the first purchaser), together with all rights, title and interests of the Assignor(s) therein PROVIDED ALWAYS that notwithstanding the Assignment or any other provision of this Agreement, the Assignor(s) shall continue to observe and be bound by all whatsoever conditions, covenants and stipulations therein on the Assignor(s) expressed and contained in the Sale and Purchase Agreement or the Principal Sale and Purchase Agreement (in the case where the Borrower is not the first purchaser);

(ii)	Upon issuance of an individua/strata title to the Said Property, the Borrower(s) shall at the Borrower(s)' cost and expense immediately take a transfer of and execute a legal charge (hereinafter called "the Charge") over the Said Property or shall cause the Assignor(s) as the case may be to do so, in the Lender's standard form or such variation thereof as the Lender may require to secure the repayment and payment to the Lender of the Facilities then due, interest thereon and all other monies payable and owing by the Borrower(s) to the Lender under or pursuant to this Agreement failing which the Lender is entitled to take such cause of action to protect the Lender's interest and the costs and expenses including the costs of the Lender's solicitors (on a solicitor and own client basis) in connection with the preparation, execution and registration of the Charge shall be borne and paid by the Borrower(s) and/or the Assignor(s).
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(b)	Save as provided in this Section 8.02(a), the Borrower(s) shall not be entitled to prepay the Term Loan or any part thereof unless with the consent of the Lender in writing.

(c)	Notwithstanding any provisions in this Agreement to the contrary the Lender may allow the Borrower(s) to redraw or reborrow any of the amounts prepaid at any time and from time to time and such amounts redrawn or reborrowed together with interest thereon at the applicable Prescribed Rate and/or Default Rate as the case maybe (both before as well as after judgment or order) shall for all purposes whatsoever be deemed to be and from part of the Indebtedness secured by and owing under this Agreement.

SECTION 8.03        REVIEW OF ACCOUNTS

(a)	Nothing in the Letters of Offer or in this Agreement shall be deemed to impose on the Lender any obligation either at law or in equity to make or to continue to make available the Facilities to the Borrower(s). The Facilities and all other monies payable hereunder, including renewal fee thereon (where applicable) shall be payable on demand.

(b)	Notwithstanding anything to the contrary in the Letters of Offer or this Agreement, and further notwithstanding any specific purpose(s) for the Facilities agreed to in the Letters of Offer, the Lender shall be entitled to review the granting and/or continuation of the Facilities at any time and from time to time (irrespective of whether or not the Facilities or any part thereof has been utilised / disbursed or whether any Event of Default has occurred) and to exercise any of its rights or powers to withdraw, cancel, suspend, terminate or recall the Facilities or any part thereof, and the Borrower(s) hereby agree(s) to immediately accept such decision and/or repay to the Bank the Indebtedness then due and outstanding.

ARTICLE IX

SECURITY

SECTION 9.01        SECURITY

(a)	Security by Assignment

(i)	For the consideration aforesaid the Borrower(s) shall absolutely assign (if the Borrower(s) is also the Assignor(s)) or shall cause the Assignor(s) as the case may be to absolutely assign to the Lender the Said Property and the full and entire benefit of the Sale and Purchase Agreement or the Principal Sale and Purchase Agreement (in the case where the Borrower is not the first purchaser), together with all rights, title and interests of the Assignor(s) therein PROVIDED ALWAYS that notwithstanding the Assignment or any other provision of this Agreement, the Assignor(s) shall continue to observe and be bound by all whatsoever conditions, covenants and stipulations therein on the Assignor(s) expressed and contained in the Sale and Purchase Agreement or the Principal Sale and Purchase Agreement (in the case where the Borrower is not the first purchaser);

(ii)	Upon issuance of an individua/strata title to the Said Property, the Borrower(s) shall at the Borrower(s)' cost and expense immediately take a transfer of and execute a legal charge (hereinafter called "the Charge") over the Said Property or shall cause the Assignor(s) as the case may be to do so, in the Lender's standard form or such variation thereof as the Lender may require to secure the repayment and payment to the Lender of the Facilities then due, interest thereon and all other monies payable and owing by the Borrower(s) to the Lender under or pursuant to this Agreement failing which the Lender is entitled to take such cause of action to protect the Lender's interest and the costs and expenses including the costs of the Lender's solicitors (on a solicitor and own client basis) in connection with the preparation, execution and registration of the Charge shall be borne and paid by the Borrower(s) and/or the Assignor(s).

(b)	Security by Charge

(i)	For the consideration aforesaid, where the individual title to the Said Property has been issued, the Assignor(s) shall execute in favour of the lender the Charge in form and substance acceptable to the Lender.

(b)	Security by Charge

(i)	For the consideration aforesaid, where the individual title to the Said Property has been issued, the Assignor(s) shall execute in favour of the lender the Charge in form and substance acceptable to the Lender.

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(ii)	The Lender's rights arid security interest over the Said Property shall continue to subsist and the Assignor(s) shall continue to observe and be bound by all whatsoever conditions, covenants and stipulations contained in the Charge annexure, notwithstanding any discharge or other release of the Charge for title administrative purposes, including but not limited to renewal or extension of a lease, obtaining a title-in-continuation, subdivision or amalgamation. In any of such events, the Borrower(s) and Assignor(s) acknowledge and confirm that such discharge or release of the Charge is temporary and that fresh charge(s) shall be created over the new title(s) immediately upon issuance, and that all references herein and in the Letters of Offer to "Charge" shall be read and construed as referring to such fresh charge notwithstanding any difference in the particulars of the title(s). All costs and expenses incurred in the discharge or release of the Charge and the creation of fresh charge(s) shall be borne by the Borrower(s) and Assignor(s) and the Lender shall be entitled to debit the Borrower(s)' account for the same.

SECTION 9.02       POWER OF ATTORNEY

(a)	In addition to the Assignment, the Borrower(s) shall also execute and deliver or cause the Assignor(s) as the case may be to execute and deliver to the Lender a Power of Attorney in form and substance acceptable to the Lender whereby the Assignor(s) appoint the Lender or any persons authorised by the Lender for the time being as the attorney of the Assignor(s) and in the Assignor(s)' name and on the Assignor(s)' behalf to deal with the Said Property. The Lender may waive this Power of Attorney if the security over the Said Property is by way of Charge.

(b)	For the consideration stated in Article IV of this Agreement, the Borrower(s) do hereby irrevocably appoint the Lender or any person authorised by the Lender and his or their substitute or substitutes as the attorney of the Borrower(s) ("Attorney") and in the Borrower(s)' name(s) and on the Borrower(s)' behalf to do all whatsoever acts and execute all whatsoever documents necessary to perfect any of the Security Documents, including but not limited to rectification of manifest errors.

SECTION 9.03       THE GUARANTEE AND OTHER SECURITIES (IF ANY)

The Borrower(s) shall cause the Guarantor(s) simultaneously with the execution of this Agreement to enter into the Guarantee under which the Guarantor(s) will guarantee the Lender with the repayment and payment of the Indebtedness as may now or at any time and from time to time hereafter be owing or payable by the Borrower(s) to the Lender in respect of the Facilities under the terms of this Agreement and also the due observance and performance by the Borrower(s) of all the agreements, terms, conditions, covenants, stipulations and undertakings on the part of the Borrower(s) to be observed and performed as contained in this Agreement and any other related documents.

The Borrower(s) shall execute or cause the Security Parties to execute and deliver any other Security Documents which the Lender may require to secure the repayment and payment to the Lender of the Indebtedness.

SECTION 9.04        CONTINUING SECURITY

The securities created under this Agreement and any other instruments relating to the security of the Facilities are expressly intended to be and shall be a continuing security for the repayment and payment of the Indebtedness notwithstanding that the account or accounts of the Borrower(s) with the Lender shall cease to be current for any reason whatsoever and notwithstanding any settlement of account or accounts or otherwise.

SECTION 9.05        COVENANT TO PROVIDE FURTHER SECURITY

(a)	The Borrower(s) will at any time and when required by the Lender execute in favour of the Lender or as the Lender shall direct such further legal or other mortgages, charges, debentures, assignments, transfers, agreements or other assurances as the Lender shall require of and on all the Borrower(s)' rights, title and interests in any property or asset or business now belonging to or which may hereafter be acquired by or belonging to the Borrower(s) (including any vendor's lien) and the benefit of all licenses held in connection therewith to secure all monies and liabilities hereby agreed to be paid or intended to be hereby secured, such mortgages, charges, assignments, transfers, agreements or other assurances to be prepared by or on behalf of the Lender at the cost of the Borrower(s) and to contain all such terms and conditions for the benefit of the Lender as the Lender may require or stipulate.

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(b)	The Borrower(s) ·shall at any time and when required by the Lender to do so deposit with the Lender the document(s) of title of any or all immovable properties vested in the Borrower(s) for any tenure and all·or any debentures; shares, stocks or other investments or securities registered in the name of the Borrower(s) or otherwise belonging to the Borrower(s). Such deposit may be by way of collateral security for the repayment of monies and liabilities hereby secured and may also or otherwise be for the purpose of securing any. other monies owing to the Lender and not secured hereby.

ARTICLE X

INSURANCE

SECTION 10.01        INSURANCE

(a)	The Borrower(s) shall during the continuance of this Agreement keep any building or fixture or structure whatsoever now or at any time hereafter erected on or affixed to the Said Property properly insured or shall cause the Assignor(s) to do so, as the case may be, against loss or damage by fire and such other risks as the Lender may require up to the full insurable value thereof in the joint names of the Assignor(s) and the Lender with such insurance company as may from time to time be approved by the Lender and nominate the Lender as "Loss Payee" and will cause the Assignor(s) to deposit the policy or policies of such insurance with the Lender and will from time to time pay or cause to be paid the premium thereon and deliver or cause to be delivered the receipts for the same to the Lender. Such policies of insurance shall not be cancelled without the prior written consent of the Lender.

(b)	In addition to and not in derogation of the agreements and stipulations implied and the obligations imposed and the rights created by law, custom and this Agreement, the Borrower(s) will if so required by the Lender at the cost and expense of the Borrower(s) and/or the Assignor(s) to insure and keep insured the whole of the Said Property and effects included in this Agreement and/or any part or parts thereof of an insurable nature against loss or damage by fire and such other risks and contingencies of whatsoever nature for such amount in such names and with such insurers and through such agencies as the Lender may from time to time stipulate.

(c)	In the event of the Assignor(s) not effecting, maintaining or renewing any such insurance as aforesaid it shall be lawful for but not obligatory upon the Lender at the cost and expense of the Borrower(s) and/or the Assignor(s) to effect, maintain or renew any such insurance as aforesaid as the Lender may think fit.

(d)	Without prejudice to the preceding provisions of this Section (and whether or not the Borrower(s) shall be in default) it is agreed that if the Lender shall in its absolute discretion consider it desirable or expedient the Lender shall be at liberty and is hereby expressly authorised to effect maintain or renew any such insurance as aforesaid as the Lender may think fit and any cost and expense so incurred shall be for the account of the Borrower(s) and/or the Assignor(s).

SECTION 10.02       OTHER INSURANCE

The Lender may from time to time and at any time require the Borrower(s) to take out and maintain a mortgage reducing term assurance policy or a life insurance policy and to assign the said life policy and all benefits and advantages thereunder to the Lender as further security for all monies hereby secured and in default by the Borrower(s) in taking out and maintaining such policy and assigning the same as and when required, the Lender may at its discretion at the cost and expense of the Borrower(s) take out and maintain such policy guaranteeing the repayment of all monies hereby secured or any part thereof on such terms as the Lender may think fit.

SECTION 10.03       CONFLICTING INSURANCE

Save and except at the request or with the prior written consent of the Lender, the Borrower(s) and/or the Assignor(s) shall not effect or maintain any insurance against any risk in respect of the aforementioned buildings, fixtures, structures, property and effects of the Said Property where the Lender the Borrower(s) has/have effected or maintained any such insurance as aforesaid.

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SECTION 10.04        APPLICATION OF INSURANCE MONIES

(a)	The Lender may at its discretion require all monies received on any insurance policies taken as aforesaid whether effected by the Lender or by the Assignor(s) to be applied in or towards making good the loss or damage in respect of which the monies is received or at the option of the Lender in or towards the discharge of any money secured hereby and the Assignor(s) shall hold monies so received on such insurance in trust for the Lender and the Lender may receive and give a good discharge of all such monies:

(b)	Pending the receipt of any monies by the Lender from the insurance company, the Borrower(s) shall continue paying to the Lender whatever monies due and payable herein.

(c)	In the event that the Lender chooses to apply the monies received under any insurance policies to make good the loss or damage to the Said Property the Borrower(s) or tl\e Assignor(s) shall in addition to continuing to pay whatever monies due or payable herein, bear the difference between the cost of making good such loss or damage and the monies received from the insurance company.

(d)	In the event that the Lender chooses to utilise the monies received under any insurance policies to discharge all monies hereby secured and the monies received is less than the amount due to the Lender hereunder including interest and all monies and other charges due and payable by the Borrower(s) to the Lender hereunder the Borrower(s) shall pay the Lender the difference between the amount due and the amount so received within seven (7) days from the date of demand by the Lender and until such payment will also pay interest on such difference at the applicable Default Rate or such other rate as the Lender may impose from time to time at its absolute discretion calculated in the manner then applicable to the monies hereby or intended to be hereby secured.

ARTICLE XI

GOVERNMENT ACQUISITION

SECTION 11.01        GOVERNMENT ACQUISITION

In the event that the Said Property or any part thereof shall at any time become the subject matter of or be included in any notice, notification or declaration concerning or relating to acquisition by government or any government authority or any enquiry or proceedings in respect thereof, the Borrower(s) and/or the Assignor(s) shall forthwith inform the Lender of the same and shall forward to the Lender a copy or copies of any such notice, notification or declaration as soon as the same shall be delivered to or served on the Assignor(s). In addition and without prejudice to Section 12.01(m), the Lender shall be entitled at the expense of the Borrower(s) and/or the Assignor(s) to engage such advisers and agents (including solicitors and valuers) as it may think fit for the purpose of appearing or attending at or advising upon any enquiry or proceedings affecting, concerning or relating to any such acquisition. All monies received as or by way of compensation for any such acquisition of the Said Property or any part thereof shall be applied in or towards the discharge or repayment of any money or liability secured by this Agreement and the Borrower(s) shall and hereby declare(s) that the Borrower(s) shall cause the Assignor(s) to hold all monies if paid to and so received by the Assignor(s) in trust for the Lender and the Borrower(s) and/or the Assignor(s) agree(s) and confirm(s) that the Lender may receive and give a good discharge for all such monies.

In the event of all such monies aforesaid being less than the amount due to the Lender hereunder including interest and all monies and other charges due and payable by the Borrower(s) to the Lender hereunder, the Borrower(s) shall forthwith pay to the Lender the difference between the amount due and the amount so received and until such payment will also pay interest on such difference at the applicable Default Rate or such other rate as the Lender may impose from time to time at its absolute discretion calculated in the manner then applicable to the monies hereby or intended to be hereby secured.

ARTICLE XII

EVENTS OF DEFAULT

SECTION 12.01.        EVENTS OF DEFAULT

The whole of the Indebtedness shall become due and immediately repayable by the Borrower(s) to the Lender and the Lender shall forthwith become entitled to recover the same with interest thereon at the applicable Default Rate or such other rate as the Lender may impose from time to time at its absolute discretion (whether before or after judgment) as the case maybe, and to exercise the rights and powers upon default herein this Agreement and by law provided without any previous notice to or concurrence on the part of the Borrower(s)'upon the happening of any of the following events.:-

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(a)	if the Borrower(s) or any other Security Parties fail(s) to make payment of the monies owing to the Lender hereby secured after the expiration of the demand and notice referred to in Section 4.03 hereof;

(b)	if the Borrower(s) or any other Security Parties shall default in the payment on due dates of any one or more of the Instalments or any interest thereon or other sums or monies (whether principal or interest) herein agreed or covenanted by the Borrower(s) to be paid;

(c)	if the Borrower(s) or any other Security Parties fail to observe or perform any of the agreements, covenants, stipulations, terms and conditions on the part of the Borrower(s) or any other Security Parties under this Agreement or under any of the Security Documents or under the Sale and Purchase Agreement or the Construction Agreement, as the case may be;

(d)	if the Borrower(s) or any other Security Parties shall enter into any composition or arrangement with or for the benefit of the creditors of the Borrower(s) or any other Securities Parties or threaten to do so or allows any judgment against the Borrower(s) or any other Security Parties to remain unsatisfied for a period of twenty-one (21) days or has any distress or execution or other process of a Court of competent jurisdiction levied upon or issued against any property of the Borrower(s)'or any other Security Parties and such distress or execution or other process, as the case may be, is not satisfied by the Borrower(s) or any other Security Parties within seven (7) days thereof;

(e)	if the Lender decides in its sole discretion that the continuation of the Facilities or any part thereof would be likely to be detrimental to its own position or otherwise undesirable or that its security hereunder is inadequate or in jeopardy or that any event or events has/have occurred or a situation exists which could or might prejudice the Borrower(s)' or any of the other Security Parties' ability to perform its and/or any of the other Security Parties' obligation(s) hereunder in accordance with the terms hereof, or any of the other Security Documents as the case may be;

(f)	if the Borrower(s) or any other Security Parties commits any act of bankruptcy or, being a corporation, suffers any petition or passes any resolution for its winding up or enters into receivership;

(g)	if the Borrower(s) or any other Security Parties is prosecuted under any law, serves any custodial sentence, becomes insane or dies;

(h)	if a change in applicable law or regulation makes it impossible or unlawful for the Lender to continue its making available the Facilities or any part thereof to the Borrower(s) or if the Borrower(s) or any other Security Parties shall be affected by a material change in its circumstances which in the opinion of the Lender has an adverse impact on the ability of the Borrower(s) and/or the other Security Parties to perform its obligations under this Agreement and the other Security Documents in accordance with the terms hereof;

(i)	if any of the Security Documents cannot be perfected for any reason whatsoever or the Charge cannot be registered or is invalid for any reason whatsoever;

(j)	if a step is taken for the prosecution, winding-up, dissolution, liquidation or restructuring, as the case may be, of the Borrower(s) or any other Security Parties or a petition for winding-up (voluntary or otherwise) is presented against the Borrower(s) or any other Security Parties or any prosecution, winding up proceedings ate threatened against the Borrower(s) or any other Security Parties;

(k)	if the Borrower(s) or any of the Security Parties ceases or threatens to cease to carry on its business or if there is any change in the major shareholders and/or management of the Borrower or any of the Security Parties;

(I)	if a notice or proposal for compulsory acquisition of the Said Property shall be issued or made under or by virtue of an Ordinance, Act of Parliament or other statutory provisions;

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(m)	if a receiver and/or manager of the Borrower(s)' and/or any other Security Parties' properties, assets or undertakings or any part thereof shall be appointed and such appointment shall be deemed by the Lender to be prejudicial for this Security;

(n)	if the Borrower(s) or any other Security Parties or any other party applies to the Court or any other authority to restrain the Lender and/or any of its .other creditors or any of them from proceeding in any manner whatsoever to enforce whether in a Court of law or otherwise any of their rights or securities including guarantees under any agreement, debentures or security documents;

(o)	if a Special Administrator of the Borrower(s) or any other "affected person" (as defined in Section 21 of the Pengurusan Danaharta Nasional Berhad Act 1998) is appointed or an application is made by the Borrower(s) or any other "affected person" to Pengurusan Danaharta Nasional Berhad ("anaharta") for the appointment of a Special Administrator or a recommendation is made by Danaharta to the Oversight Committee (established under Section 22 of the Pengurusan Danaharta Nasional Bhd Act 1998), for the appointment of a Special Administrator of the Borrower(s) or any other "affected person"; or

(p)	if any of the Security Parties shall withdraw themselves or purport to withdraw themselves or any security under the Security Documents shall be withdrawn or uplifted without the Lender's prior written consent.

NOTWITHSTANDING the fact that the Lender may not have exercised any remedy available to it immediately on default by the Borrower(s) or that it may have accepted monies from the Borrower(s) after such default the Lender shall not be held to have condoned or acquiesced in such default and may at any time thereafter exercise all or any of the remedies available to it and any delay on the part of the Lender in taking steps to enforce the remedies conferred on and/or available to it by this Agreement or statute shall not be held to prejudice its rights of action in respect thereof.

ARTICLE XIII

REMEDIES OF THE LENDER

SECTION 13.01        REMEDIES OF THE LENDER

Upon demand or the occurrence of any Event of Default the Lender shall be entitled to exercise such rights as the Lender may have under any of the Security Documents or at law including all or any of the rights and powers following:-

(a)	the right to terminate the license and/or to enter and take possession of the Said Property or any part or parts thereof;

(b)	the right to let, lease or demise the Said Property or any part or parts thereof for such tenancy or term of year at such rent and generally upon such terms as the Lender in its absolute discretion shall think fit;

(c)	the right and power to sell and assign the Said Property by public auction, tender or private treaty as the absolute unencumbered owner thereof at such price or prices and in such matter as the Lender shall in its absolute discretion think fit free from any interest of the Assignor(s) hereunder or otherwise and the right to bid at any such sale;

(d)	the right to sue and institute by way of civil suit or action for the recovery of the Facilities interest thereon and all other monies payable hereunder, whether before first realising the Said Property or otherwise or concurrently with any of the other rights and remedies of the Lender herein or at law.

AND the Borrower(s) shall and hereby expressly agree(s), covenant(s) and undertake(s) to do and execute or cause the Assignor(s) as the case may be to do and execute all acts, deeds, instruments and things which the Lender may require or stipulate for the purpose of effecting and/or completing anything and/or any transaction mentioned in this Section herein but without prejudice to the powers or the rights of the Lender in its capacity as the beneficial owner of the Said Property by virtue of the Assignment

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SECTION 13.02        PROCEEDS OF SALE

All monies received by the Lender from any proceeding instituted or step taken pursuant to this Agreement or any other Security Documents securing the Facilities shall be applied by the Lender:-

FIRSTLY	in payment of all costs, ·charges and expenses incurred and payments made by the Lender under the provisions of this Agreement or any other related Security Documents (if any) and any taxes payable under any written law for the time being in force on the disposal of the Said Property;

SECONDLY	in or towards payment to the Lender of all interest then accrued and remaining unpaid in respect of the Facilities, or the balance thereof for the time being owing;

THIRDLY	in or towards payment to the Lender of the principal sum due and remaining unpaid under the Facilities;

FOURTHLY	in or towards payment to the Lender of all monies due and remaining unpaid or secured under this Agreement or any other Security Documents (if any);

FIFTHLY	in or towards payment to the Lender of the Borrower(s)' liabilities to the Lender (whether such liabilities be present, future, actual, contingent, primary, secondary, collateral, secured or unsecured, several or joint) under any other accounts of whatsoever nature, agreement or contract or otherwise with the Lender and all such monies available under this premise, are specifically held in trust for the Lender for the satisfaction of such liabilities;

SIXTHLY	any surplus shall be paid to such person(s) entitled thereto.

PROVIDED ALWAYS that if the Lender shall be of the opinion that the security may prove deficient payments may be made to the Lender on account of principal before interest but such alteration in the order of payment shall not prejudice the right of the Lender to receive the full amount to which it would have been entitled if the primary order of payment had been observed or any lesser amount which the sum ultimately realised from the security may be sufficient to pay.

SECTION 13.03        CONCURRENT EXERCISE OF REMEDIES

The Lender shall have absolute liberty to concurrently exercise all or any of the rights and remedies available to the Lender whether by this Agreement or under the Security Documents (if any) or at law or otherwise including without limitation the right to pursue its remedies of sale and possession pursuant to the provisions herein or the applicable Acts and the right to recover by civil suit all monies howsoever due and owing by the Borrower(s), the Security Parties or any other person to the Lender.

SECTION 13.04        DEFICIENCY IN THE PROCEEDS OF SALE

If the net proceeds of any sale of the Said Property under the provisions herein or the applicable Acts or otherwise are less than the balance of the monies and interest owing after deduction and payment from the proceeds of such sale of all fees (including the fees of the Lender's solicitors on a full indemnity basis) dues, costs, rents, rates, taxes and other outgoings and all the costs and expenses incurred in connection with the making and carrying into effect of the sale the Borrower(s) and/or Assignor(s) ·shall, notwithstanding that the Lender may be the purchaser of the Said Property, pay the Lender the difference between the monies and interest owing and the net proceeds of such sale and until payment the Borrower(s) and/or Assignor(s) shall also pay interest on such difference at the applicable Default Rate, or such other rate as the Lender may impose from time to time at its absolute discretion, as the case may be, such interest to be compounded with the rests period or such other rest as the Lender may determine PROVIDED that nothing stated herein shall be construed in any manner whatsoever to bind or require the Lender to exercise its rights of sale of the Said Property first before enforcing or suing on the Borrower(s)' personal covenant or diminish the Lender's rights at  Borrower(s)' personal covenant to pay on demand or to restrict, affect or diminish the lender's rights at law or in equity.

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ARTICLE XIV

COVENANTS RELATING TO THE SAID PROPERTY

SECTION 14.01        OCCUPATION OF THE SAID PROPERTY AS A LICENSEE

Notwithstanding anything in this Agreement contained, it is hereby declared that during the continuance of this Agreement and until a separate issue document of title is issued and transferred to the Assignor(s) and the Charge in favour of the Lender is registered, the Borrower(s) shall occupy or ensure the Assignor(s) occupies the Said Property merely as a licensee of the Lender and by no other right and within seven (7) days after the license to occupy the Said Property has been terminated pursuant to Section 13.01 hereof the Borrower(s) shall at the Borrower(s)' own cost and expense ensure that the Assignor(s) shall peaceably deliver immediate vacant possession of the Said Property to the Lender or to such other person as the Lender may direct.

SECTION 14.02        COMPLIANCE WITH LAND TITLE CONDITIONS

The Borrower(s) shall comply or cause the Assignor(s) to comply with and observe all the conditions, restrictions and category of the use express or implied to be imposed upon or relating to or affecting the Said Property or to which the Said Property is to be subject as well as the provisions of any Act of Parliament, Ordinance or Enactment for the time being in force and of any rules, regulations or orders made· thereunder affecting the same.

SECTION 14.03        REASSIGNMENT ON FULL PAYMENT

Subject to and without prejudice to the Lender's rights and remedies under Sections 16.04 and 16.14 herein or in respect of any antecedent claim or breach of covenant by the Borrower(s) and/or Security Parties, at such time as the Borrower(s) and/or the Security Parties shall have paid the Lender all sums payable hereunder and/or under the other Security Documents then:-

(a)	the Lender shall at the cost and expense of the Borrower(s) and/or the Assignor(s) reassign all its estate, right, title, benefit, interest, advantage, property, claim and demand whatsoever of, in or to the Said Property under the Principal Sale and Purchase Agreement or the Sale and Purchase Agreement as the case may be to the Assignor(s) and the Borrower(s) shall cause the Assignor(s) to accept the same, such reassignment' to be in such form and substance acceptable to the Lender; and

(b)	subject to Section 16.30 hereof, upon the execution by the Lender of the reassignment provided for ·in paragraph (a) hereof, this Agreement shall forthwith terminate and be at an end except for the payment by the Borrower(s) to the Lender hereunder of the monies payable by reason of the compliance by the Lender with the provisions of this Section.

ARTICLE XV

SERVICE OF ORIGINATING PROCESS

SECTION 15.01        SERVICE OF ORIGINATING PROCESS

In the event legal proceedings are instituted by the Lender against the Borrower(s) and/or any Security Party the originating process shall be deemed to have been duly served on the Borrower(s) and/or such Security Parties:-

(a)	if the originating process is sent by hand, at the time a copy of the originating process is left at the address of the Borrower(s) and/or such Security Parties herein-stated or at such other address as the Borrower(s) and/or such Security Parties may notify the Lender by way of AR registered post from time to time which address shall be within Malaysia;

(b)	if the originating process is sent by prepaid registered post, on the 7th day (including the day of posting) from the date the originating process is put into post addressed to the Borrower(s) and/or such Security Parties at the address of the Borrower(s) and/or such Security Parties herein-stated or such other address as the Borrower(s) and/or such Security Parties may notify the lender by way of AR registered post from time to time which address shall be within Malaysia.

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PROVIDED ALWAYS that the Lender shall only be deemed to have notification of the Borrower(s)' or any of the Security Parties' change of address if the Lender has actually received the notice of such change sent by the Borrower(s) or such Security Parties.

The provisions in this Section 15.01 (a) and (b) shall apply to the service of any other legal processes whatsoever by or on behalf of the Lender on the Chargor(s) and any of the Security Parties.

ARTICLE XVI

MISCELLANEOUS

SECTION 16.01        CHANGE IN LENDER

The securities, liabilities and/or obligations created by this Agreement shall continue to be valid and binding for all purposes whatsoever notwithstanding any change by amalgamation, reconstruction or otherwise which may be made in the constitution of the Lender or of any company by which the business of the Lender may for the time being be carried on and shall be available to the company carrying on that business for the time being.

SECTION 16.02        CHANGE IN BORROWER(S) OR SECURITY PARTIES

(a)	The securities, liabilities and/or obligations created by this Agreement shall continue to be valid and binding for all purposes whatsoever notwithstanding any change whether by reason of amalgamation, bankruptcy, death, insanity, incorporation, liquidation, reconstruction, winding up or otherwise howsoever in the name, style, constitution or composition of the Borrower(s) and/or Security Parties and it is expressly declared that no change of any sort whatsoever in relation to or affecting the Borrower(s) and/or Security Parties shall in any way affect the security liabilities and/or obligations created by this Agreement in relation to any transactions whatsoever whether past, present or future.

(b)	If the Borrower and/or Security Parties being a firm is dissolved by reason of the introduction of a further partner or partners into the firm or the death or retirement of any existing partners from the firm or the amalgamation of the firm with another firm or in consequence of a corporation taking over all the assets of the firm this Agreement and/or the Security Documents shall continue and in addition to the debts and liabilities of the old firm shall apply to all money and liabilities due or incurred to the Lender from or by the new firm or corporation as aforesaid thereby constituted as though there had been no change in the firm as previously constituted.

SECTION 16.03        CHANGES IN LAW AND CIRCUMSTANCES

(1)	Notwithstanding any provision to the contrary herein, in the event that, by reason of the enactment of or the making of any change in any applicable law, regulation or regulatory requirement or in the interpretation or application thereof or the making of any request or direction from or requirement of Bank Negara Malaysia or other fiscal or monetary authority (whether or not having the force of law), the Lender shall be of the opinion that it has or will become unlawful or it is otherwise prohibited or prevented for it to maintain ·or give effect to all or any of its obligations as contemplated by this Agreement, then, notwithstanding any other provisions herein, the Lender's obligation to advance the Facilities shall forthwith be terminated and/or as the case may be if the Facilities has been utilised the Borrower(s) shall on demand forthwith repay the Facilities in full together with accrued interest thereon and any other amount payable hereunder to the Lender.

(2)	If any change in any applicable law, regulation or official requirements or in the interpretation or application thereof by any government authority or court or tribunal or other authority charged with the administration thereof or compliance by the Lender with any request from Bank Negara Malaysia or any central bank or other fiscal, monetary or other authority (whether or not having the force of law) binding upon the Lender in the jurisdiction in which it is formed or has. its principal or lending office or in which any action is required to be performed for the purposes of this Agreement or if any order judgement or direction or any other change in circumstances shall:-

(a)	subject the Lender to any tax, deduction or withholding of any nature with respect to the Facilities (other than taxation on gains profits or income of the Lender); or

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(b)	change the basis of taxation to the Lender of payments of principal, interest or other fees in respect of the Facilities (other than taxation on gains, profits or income of the Lender); or

(c)	impose, .modify or deem applicable any reserve requirements against any assets of, deposit with or for the account of, Facilities by the Lender; or

(d)	generally affect the operations or business of the Lender;

and the result of mw of the foregoing is to increase the cost to the Lender of making, maintaining or funding the Facilities or to reduce the amount of any payment received or receivable by the Lender by any amount which the Lender deems material, then and in any such case:-

(i)	the Lender shall promptly notify the Borrower(s) in writing of the happening of such event and notwithstanding anything provided in this Agreement, the Lender shall be entitled to at its sole discretion, but without any obligation so to do, withdraw, cancel, terminate, recall or suspend the Facilities or any part thereof;

by the Lender as a result of or arising from such prepayment and the cost to the Lender for having funded the Facilities up to the date the prepayment is made and on such prepayment the Facilities shall be cancelled;

(iv)	upon the Lender's receipt of the Borrower(s)' notice of prepayment and pending the Lender's receipt of the Borrower(s)' prepayment of the Indebtedness, the Lender may at its sole discretion, but without any obligation so to do, suspend or refuse any further drawings under the Facilities; and

(v)	the certificate or confirmation of the Lender duly signed by any of its officers for the time being as to any additional amounts payable to it pursuant to this Section shall, save for any manifest error, be final and conclusive and shall be binding upon the Borrower(s).

SECTION 16.04        CONSOLIDATION AND RIGHT OF SET-OFF

(a)	It is hereby expressly agreed and declared that, unless the Lender otherwise agrees, the security created hereunder or any security whether given now or hereafter or from time to time shall not be discharged or released except on payment of not only alimonies secured hereby but also alimonies whatsoever or howsoever owing or payable or due from the Borrower(s) and/or the Securities Parties to the Lender (whether such liability be present, future, actual, contingent, primary, secondary, collateral, secured or unsecured, several or joint) under any account or accounts of whatsoever nature (whether current, deposit or loan account), agreement or contract or otherwise with the Lender.

(b)	Without prejudice to any other remedies which the Lender may have, the Lender may without notice to the Borrower(s) and/or the Security Parties and at any time or from time to time at its sole and absolute discretion combine, consolidate or merge all or any of the Borrower(s)' and/or the Security Parties' account or accounts of whatsoever nature (whether current, deposit or loan account), at any branch of the Lender with any liabilities of the Borrower(s) and/or the Security Parties (whether such liability be present, future, actual, contingent, primary, secondary, collateral, secured or unsecured, several or joint) under any account (whether current, deposit or loan account), agreement (including under this Agreement), or contract or otherwise with the Lender and set off or transfer any sum (whether in the same or different currencies) standing to the credit of any such account, agreement or contract in or towards the satisfaction of any of the Borrower(s)' and/or the Security Parties' liabilities to the Lender under this Agreement and the Security Documents or under any account or accounts of whatsoever nature (whether current, deposit or loan account), agreements or contracts or otherwise (whether such liability be present, future, actual, contingent, primary, secondary, collateral, secured or unsecured, several or joint) and the Borrower(s) hereby expressly covenants that all liabilities of the Borrower(s) after such consolidation shall also be secured by this Agreement and the Security Documents.

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SECTION 16.05        MODIFICATION AND INDULGENCE

The Lender may at any time and without in any way affecting the security hereby created:-

(a)	determine, vary or increase the amount of the Facilities or any part thereof or any credit or other facility granted to the Borrower(s) and may open and/or continue any account or accounts current or otherwise with the Borrower(s) at any branch or branches of the Lender;

(b)	vary or depart from the terms and conditions governing the Facilities and/or the provisions of this Agreement and/or the Security Documents and the Borrower(s) hereby expressly consent(s) to any and all such variations and/or departure (howsoever substantial) if any of the following circumstances or events occur:-

(i)	changes in key directors management and/or substantial shareholders of the Borrower(s) or any Security Party; or

(ii)	the Facilities or any part thereof were used for purposes other than that notified to the Lender; or

(iii)	non-compliance or any breach of the representations, terms and conditions or covenants governing the Facilities without the Lender's prior written consent provided always the exercise by the Lender of its rights under this subsection (b) shall not in anyway whatsoever prejudice the Lender's rights under Section 12.01 in respect of the same breach or non compliance or any subsequent breach or non compliance.

(c)	grant to the Borrower(s) or the Security Parties or any other person any time or indulgence;

(d)	renew any bills, notes or other negotiable securities;

(e)	deal with exchange release or modify or abstain from perfecting or enforcing any Security Documents or rights it may now or at any time hereafter or from time to' time have from or against the Borrower(s) or any other person;

(f)	compound with the Borrower(s) or the Security Parties or any other person;

(g)	vary from time to time the terms and conditions of the Facilities given herein to comply with all relevant rules, decisions and rulings of Bank Negara Malaysia and/or the Association of Banks/Finance Companies in Malaysia whether the same be made before or after the creation of this Agreement herein;

(h)	have recourse to all or any remedies or means for recovering the monies hereby secured which may be available for such purpose at such time and in such order and manner as the Lender may think fit.

SECTION 16.06        WAIVER

No failure or delay on the part of the Lender in exercising nor any omission to exercise any right, power, privilege or remedy accruing to the Lender under this Agreement or any of the other Security Documents shall impair any such right, power, privilege or remedy or be construed as a waiver thereof or an acquiescence in such default nor shall any action by the Lender in respect of any default or any acquiescence in any such default, affect or impair any tight, power, privilege or remedy of the Lender in respect of any other or subsequent default.

SECTION 16.07        SUSPENSE ACCOUNT

Any monies received hereunder or under any of the other Security Documents, may be placed and kept to the credit of a suspense account for so long as the Lender thinks fit without any obligation in the meantime to apply the same or any part thereof in or towards discharge of any money or liabilities due or incurred by the Borrower(s) to it. Notwithstanding any such payment in the event of any proceedings in or analogous to bankruptcy, liquidation, composition or arrangement the Lender may prove for and agree to accept any dividend or composition in respect of the whole or any part of such money and liabilities in the same manner as if this security had not been created and no monies or dividends so received by the Lender shall be treated as received in respect of this Agreement, but the full amount hereby secured shall be payable by the Borrower(s) until the Lender shall have received from all sources one hundred sen in the ringgit on the ultimate balance outstanding against the Borrower(s). After the Lender has received such ultimate balance in full, any Claim on the part of the Borrower(s) to any excess or any securities remaining with the Lender shall be a matter of adjustment between the Lender and the Borrower(s) and any other person or persons laying claim thereto.

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SECTION 16.08        PROCEDURE ON NOTICE OF FURTHER CHARGE

It is hereby agreed that if the Assignor(s) (or any one or more of them) shall execute or create any further or subsequent charge, mortgage or encumbrance over the Said Property or any part or parts thereof in favour of any other corporation, person or persons of which the Lender shall receive notice either actual or constructive the Lender may on receiving such notice forthwith open a new or separate account with the Borrower(s) in its books and if the Lender does not in fact open such new or separate account the Lender shall nevertheless be deemed to have done so at the time when the Lender received or was deemed to have received such notice (hereinafter called the "Time Of Notice") and so as from and after the Time Of Notice all payments in account made by the Borrower(s) (or any one or more of them) to the Lender shall (notwithstanding any legal or equitable rule of presumption to the contrary) be placed or deemed to have been placed to the credit of the new or separate account so opened or deemed to have been opened as aforesaid and shall not go in reduction of the amount due by the Borrower(s) to the Lender at the Time Of Notice PROVIDED ALWAYS that nothing in this Section contained shall prejudice the security which the Lender otherwise would have had hereunder for the payment of the monies, costs, charges and expenses herein this Agreement referred to notwithstanding that the same may become due or owing or be incurred after the Time Of Notice.

SECTION 16.09        NO OBLIGATION TO MAKE FURTHER ADVANCES

Nothing contained herein shall be deemed to render it obligatory upon the Lender either at law or equity to make or continue to make any advances or to afford any other accommodation or facilities whatsoever.

SECTION 16.10        LIENS AND OTHER SECURITIES

Nothing herein contained shall prejudice or affect any lien to which the Lender is entitled or any other securities which the Lender may at any time or from time to time hold for or on account of the monies payable by the Borrower(s), whether secured or unsecured nor shall anything herein contained operate so as to merge or otherwise prejudice or affect any bill, note, guarantee, mortgage or other security which the Lender may for the time being have for any money intended to be hereby or otherwise secured or any right or remedy of the Lender thereunder.

SECTION 16.11        INTEREST RATE ON OTHER SECURITIES

When the payment of any monies hereby secured or intended so to be shall be further secured to the Lender by any bill of exchange, promissory note, draft, receipt or other instrument reserving a higher rate of interest to be paid in respect thereof than that hereinbefore covenanted to be paid such higher rate of interest shall be payable in respect of such monies and nothing contained in or to be implied from these presents shall affect the right of the Lender to enforce and recover payment of such higher rate of interest or as the case may be the difference between such higher rate and the rate payable hereunder.

SECTION 16.12        PAYMENTS BY BORROWER(S)

The Borrower(s) shall pay all stamp duties, fees or other charges payable on or incidental to the execution, issue, delivery, registration and enforcement of this Agreement, the Security Documents and any documents related thereto and all legal costs and expenses in connection with or incidental to this Agreement including the fees of the Lender's solicitors (on a solicitor and own client basis) whether or not the Facilities or any part thereof may be aborted before utilisation by the Borrower(s) for any reason whatsoever. The Lender reserves the right to debit all such expenses from the Borrower(s)' account(s) with the Lender. If the monies hereby secured or any part thereof are required to be recovered through any process of law, the Borrower(s) shall pay (in addition to the monies hereby secured then due and payable) the fees of the Lender's solicitors (on a solicitor and own client basis) and any other fees and expenses incurred in respect of such recovery.

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SECTION 16.13        COSTS AND EXPENSES

(a)	All charges (including banking charges, fees, commissions which the Lender may charge from time to time) costs and expenses in thereunder by the Lender including any expenditure incurred in the creation, preservation, ·enforcement, recovery and/or preparation of this Agreement and the Security Documents or in the giving of any notice or in the making of any demand, under or pursuant to or in respect :of this Agreement and all other monies whatsoever paid by the Lender in respect of the said costs, expenses. and expenditure or otherwise howsoever and all or any sums of monies paid or expended b)'the Lender under or pursuant to the provisions of the applicable Acts, this Agreement, the Security Documents, express or implied, shall be debited to the Borrower(s)' accounts and payable by the Borrower(s) to the Lender on demand and shall bear interest thereon at the Default Rate or if more than one facility is granted, then at the Overdraft Default Rate at such rest period as may be determined by the Lender from the date of the sums having been paid or expended and, such sums and interest shall on demand be paid to the Lender by the Borrower(s) and until payment shall bear interest at the Default Rate or the Overdraft Default Rate from the date of such monies having been paid or expended until full payment (both before and after judgment or order) and shall be charged on the Said Property in addition to the principal sum hereby advanced.

(b)	In the event of default by the Borrower(s) or any of the other Security Parties in payment of any monies payable by the Borrower(s) or any of the other Security Parties to any person or authority whomsoever under or pursuant to t\le provisions of this Agreement, any other Security Documents, the Sale and Purchase Agreement and/or the Principal Sale and Purchase Agreement, it shall be lawful for (but not obligatory upon) the Lender to make such payments on behalf of the Borrower(s) and/or any of the other Security Parties, whereupon the Lender reserves the absolute right to debit the Borrower(s)' account(s) with all such monies expended by the Lender and the Borrower(s) shall pay to the Lender interest on such debited amount at the Default Rate or if more than one facility is granted, then at the Overdraft Default Rate from the date of the sums having been paid or expended and such sums and interest shall on demand be paid to the Lender by the Borrower(s) and until payment shall bear interest at the Default Rate or Overdraft Default Rate and at such rest period as may be determined by the Lender from the date of such monies having been paid or expended until full payment (hath before and after judgment or order) and shall be charged on the Said Property in addition to the principal sum hereby advanced.

SECTION 16.14        CONSENT TO ASSIGN/TRANSFER

(a)	The Borrower(s) hereby covenant(s) and agree(s) that the Lender shall be at liberty at any time with or without notice to the Borrower(s) to assign and/or transfer all its rights, interests and obligations of this Agreement to any person or financial institution upon such terms as the Lender shall deem fit and a statement therein of the amount due to the Lender shall be conclusive and binding for all purposes against the Borrower(s).

(b)	The Borrower(s) shall not assign the Borrower(s)' rights, interest and obligations hereunder without the prior written consent of the Lender.

SECTION 16.15        CUSTODY OF DOCUMENTS

(a)	The Lender shall have custody and possession of the individual/strata title in respect of the Said Property immediately upon issuance thereof by the relevant authority.

(b)	For so long as any monies shall be owing by the Borrower(s) to the Lender and during the continuance of this Agreement, the Lender shall have the custody and possession of the Assignor(s)' original copy of the Sale and Purchase Agreement and the Construction Agreement (if any) and of all other whatsoever documents evidencing any title to or right in the Said Property or any benefits or rights annexed, appurtenant or relating thereto or in any way connected therewith.

SECTION 16.16        PAYMENT IN GROSS

All monies received by the Lender from any person or estate capable of being applied in reduction of the monies hereby secured shall be regarded fur all purposes as payments in gross and if a receiving order is made against any person liable to the Lender or an order be made or an effective resolution be passed for the winding-up of any company liable to the Lender, the Lender may proe for the whole of the monies then owing and no money received under such proof shall be considered as received in respect of this security but the full amount owing shall by payable until the Lender has received from all sources one hundred sen in the ringgit and if the amount ultimately received by the Lender exceeds the amount of the ultimate balance owing to the Lender the excess only over such ultimate balance shall be repaid to the person or party on whose account the same hall have been received by the Lender.

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The Borrower(s) hereby agrees that· until the Indebtedness is fully settled, any monies (whether in the form of cash, dividends or other forms), property or assets receivable by the Lender under Sections 16.07 or 16.16 but paid to or received by' the Borrower(s) shall be held upon trust to pay or to transfer the same to the Lender to the extent of such Indebtedness.

SECTION 16.17        INFRINGEMENT OF SECTION 62 OF THE BANKING AND FINANCIAL INSTITUTIONS ACT, 1989

The Borrower(s) hereby declare(s) that the Borrower(s) has/have had notice of Section 62 of the Banking And Financial Institutions Act, 1989 ·and confirm(s) that the said section has not been infringed and hereby undertake(s) to• advise the Lender if any of the relationships set out in the said section is established or discovered at any time. The Lender reserves the right to recall the Facilities in the event of any infringement of the said section..

SECTION 16.18        FURTHER ASSURANCE

The Borrower(s) shall from time to time and at any time, whether before or after the security constituted by this Agreement or any other Security Documents shall have become enforceable, execute and do or cause to be executed and done all such transfer, assignments, assurances, charges, debentures, instruments, documents, acts and things as the Lender may reasonably require for perfecting the security intended to be hereby constituted and for facilitating the realisation of the property charged or to be charged to the Lender and the exercise by it of all the powers, authorities and discretions hereby conferred on the Lender and the Borrower(s) shall also give all notice, orders and directions which the Lender may think expedient. For such purposes a certificate in writing signed by or on behalf of the Lender to the effect that any particular transfer, assignment, assurance, charge, debenture, instrument, document, act or thing required by it is reasonably required by it shall be conclusive evidence of the fact.

SECTION 16.19        UNDERTAKINGS

(a) In consideration of:-

(i)	the Lender having at the request of the Borrower(s) and/or Assignor(s) given its express or implied undertaking or covenant to any financial institution and/or the Developer/Vendor/Contractor or their solicitors or firm of solicitors purporting to act for the financial institution or the Developer/Vendor/Contractor, to pay;

(ii)	the Lender having at the request of the Borrower(s) and/or Assignor(s) given its express or implied undertaking or covenant to pay the Lender's solicitors to enable the solicitors to give to the financial institution and/or the Developer/Vendor/Contractor and/or the solicitors acting for the financial institution and/or the Developer/Vendor/Contractor, their solicitor's undertaking to pay;

the balance purchase price and/or the balance Construction Price payable by the Assignor(s) under the schedule of payment set out in the Sale and Purchase Agreement and/or the Construction Agreement or any variation in the order of payment thereof the Borrower(s) agree(s) (in addition to the Said Property being assigned as provided herein) that the Said Property is assigned for the benefit of the Lender with the payment of all monies undertaken or guaranteed or covenanted to be paid by the Lender to the financial institution and/or Developer/Vendor/Contractor or their solicitors and/or the Lender's solicitors, as the case may be, and the Borrower(s) will at all times hereafter indemnify and keep the Lender indemnified against all actions, proceedings, costs, expenses, claims and demands which may be taken incurred or suffered by the Lender arising from the aforesaid undertaking given by the Lender to the financial institution and/or the Developer/Vendor/Contractor and/or their solicitors and/or the Lender's solicitors.

(b)	The Borrower(s) hereby agree(s) and undertake(s):-

(i)	to advise the Lender immediately of any threatened, impending or existing legal proceedings affecting the Borrower(s) or any Security Party;

(ii)	that there is no change that would be detrimental to the financial standing of the Borrower(s) or any Security Party PROVIDED ALWAYS that the Lender has the absolute discretion to decide whether a change is detrimental or not;

(iii)	· to advise the Lender immediately of any change in the financial standing of the Borrower(s) or any Security Party.

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SECTION 16.20        RIGHT TO DISCLOSE INFORMATION

The Borrower(s) hereby expressly permit(s) the Lender to disclose to the Central Credit Bureau or such other bureau, authority or body whether or not established by Bank Negara Malaysia and without prejudice to the generality of the foregoing to disclose to any party/person proposing or considering tendering any payment towards the Indebtedness under the Facilities, Biro Maklumat Cek, Cagamas Bhd, Credit Guarantee Corporation, Pengurusan Danaharta Nasional Berhad, Central Credit Reference Information System (CCRIS), the Security Parties, companies which are related to the Lender by virtue of Section 6 of the Companies Act 1965, its auditors, lawyers or any other debt collection agents, nominees, trustee, custodians, securities depositories or registrars, insurance companies, agents, contractors or third party service providers who are involved in the provision of products and services to or by the Lender and its related companies any information relating to the Borrower(s)' and/or the Security Parties' affairs or account (including the Borrower(s)'/Securities Parties' credit standing) in respect of the Facilities this Agreement and/or the Security Documents or for provision of or cross selling of products and services, at any time and to such extent as the Lender may at its absolute discretion deem expedient or necessary and without liability to the Borrower and the Security Parties and the Borrower(s) expressly consent(s) to such disclosure and confirm(s) and declare(s) that no further consent from the Borrower(s) or any of the other Security Parties is necessary or required in relation thereto.

SECTION 16.21        SEVERABILITY

(a)	If any provision, term, condition, stipulation, covenant or undertaking of this Agreement is or becomes illegal, void, invalid, prohibited or unenforceable in any respect the same shall be ineffective to the extent of such illegality, voidness, invalidity, prohibition or unenforceability without invalidating in any manner whatsoever the remaining provisions hereof.

(b)	If at any time any of the Security Documents is or becomes illegal, void, invalid, prohibited or unenforceable in any respect the same shall be ineffective to the extent of such illegality, voidness, invalidity, prohibition or unenforceability without invalidating in any manner whatsoever the remaining Security Documents and shall not in any way preclude the Lender from enforcing the Lender's rights and remedies vis-a-vis the other Security Documents.

SECTION 16.22        NO INFERENCE OF CONDONATION OR ACQUIESCENCE

NOTWITHSTANDING the fact that the Lender may not have exercised any remedy available to it immediately on default by the Borrower(s) or that it may have accepted monies from the Borrower(s) or any of the Security parties after such default the Lender shall not be held to have condoned or acquiesced in such default and may at any time thereafter exercise all or any of the remedies available to it and any delay on the part of the Lender in taking steps to enforce the remedies conferred on or available to it by this Agreement, the Security Documents or statute shall not be held to prejudice its right of action in respect thereof.

SECTION 16.23        LEGAL INCAPACITY OF BORROWER(S)

Where any monies are owing and secured by this Agreement, they shall be deemed to be so owing and so secured notwithstanding any legal limitation, incapacity or otherwise of the Borrower(s) respecting the borrowing of the Facilities which might be a defence as between the Borrower(s) and the Lender.

SECTION 16.24        NO SET-OFF OR COUNTERCLAIM BY BORROWER(S)

(1)	Until all monies·and liabilities due or incurred by the Borrower(s) to the Lender shall have been paid or discharged in full, the Borrower(s) shall not by paying off any sum recoverable hereunder or by any other means or on any other ground claim any set-off or counterclaim against the Lender in respect of any liability from the Lender to the Borrower(s).

(2)	All sums payable by the Borrower(s) under this Agreement shall be paid free and clear of any without any deduction or witholding on account of any tax (except to the extent required by law). If (a) the Borrower(s) or any other person is required by law to make any deduction or withholding on account of any tax or any other amount from any sum paid or payable by the Borrower(s) or an) Security Party to the Lender under this Agreement and the Security Documents or (b) the Lender (or any person on its behalf) or any Security Party is required by· law to make any deduction or withholding from any payment (except on account of tax on the overall net income of the Lender) under this Agreement and the Security Documents, the Borrower(s) shall notify the Lender of any such requirement or any change in any such requirement as soon as the Borrower(s) becomes aware of it and shall:-

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(i)	by giving the Lender thirty (30) days' prior written notice, be at liberty to prepay the Indebtedness (including any such tax or other amount) without any penalty together with the net cost to the Lender in funding or maintaining the Facilities up to and including the date such prepayment is actually received by the Lender and with an additional amount to be determined by the Lender at its sole and absolute discretion representing any loss (including but not limited to any funding loss) incurred by the Lender as a result of or arising from such prepayment and on such prepayment the Facilities shall be cancelled;

(ii)	pay any such tax or other amount before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower(s) or, where applicable, any Security Party) for the account of the Borrower(s) or such Security Party or (if that liability is imposed on the Lender) on behalf of and in the name of the Lender;

(iii)	pay such additional sum to the extent necessary to ensure that, after the making of that deduction, witholding or payment the Lender receives on the due date and retains (free from any liability in respect of any such deduction, witholding or payment) a net sum equal to what the Lender would have received and retained had no such deduction, witholding or payment been required or made; and

(iv)	as soon as the Borrower(s) or, where applicable, the Security Party is required by law to do so, pay over to the relevant taxation or other authorities the full amount of the deduction or withholding which shall have been made by the Borrower(s) or such Security Party and as soon as possible thereafter furnish to the Lender a copy of the official receipt in respect thereof in the name of the Lender, issued by the relevant taxation or other authorities and such other documentation as the Lender may reasonably require for the purpose of the taxation authorities of the Lender.

(3)	Without prejudice to the survival of any other agreement of the Borrower(s) hereunder, the agreements and obligations of the Borrower(s) contained in sub-sections (1) and (2) above shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

SECTION 16.25        SET-OFF

If the Said Property is put up for sale by way of auction pursuant to the provisions herein contained or the provisions of the applicable Acts or otherwise, the Lender shall be entitled to set off the monies due by and/or liabilities of the Borrower(s) to the Lender including all monies secured under this Agreement whether such liability be present, future, actual, contingent, primary, secondary collateral secured or unsecured several or joint under any account, agreement, contract or otherwise with the Lender against any monies payable by the Lender as the purchaser .at such sale in the event of the Lender exercising its rights under this Agreement or the applicable Acts, as the case may be, to bid at such sale.

SECTION 16.26        DUTY TO DELIVER VACANT POSSESSION

Unless with the consent of the Lender in writing, the Borrower(s) shall not, so long as this Agreement continues in force and remains undischarged, permit any person or party other than the Assignor(s) to be the occupier of the Said Property and in the event of the Said Property being sold at a public auction pursuant to the provisions therein contained or an order of Court or the Land Administrator as the case may be, the Borrower(s) shall whenever requested to do so by the Lender at the Borrower(s) and/or the Assignor(s)' own cost and expense deliver vacant possession of the Said Property to the Lender or to such other person(s) as the Lender may direct.

SECTION 16.27        FORCE MAJEURE

Notwithstanding any other provisions herein, in the event the Lender is unable to perform any obligations hereunder or any operations or to provide any service(s) due to any reason beyond the Lender's control, including but not limited ·to fire, earthquake, flood, epidemic, natural catastrophe, accident, riots, civil disturbances, industrial dispute, act of public enemy, embargo, war, act of God or any failure or disruption to telecommunication, electricity, water, fire, supply or any factor in .a nature of a force majeure, the Lender shall not in any way be liable for any failure on its part perform such obligations or for any inconvenience, loss, injury, damages suffered or incurred by the Borrower(s) or any Security Party arising from the same.

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SECTION 16.28        STATEMENT OF ACCOUNT

The Borrower(s) hereby expressly agree(s) that a statement of account signed by the Manager, Assistant Manager or any other duly authorised Officer of the Lender shall be final and conclusive ,proof ..of the indebtedness of the Borrower(s).

SECTION 16.29        INVOLUNTARY LOSS

(a)	The Lender shall not be answerable for any involuntary loss happening in or about the exercise or execution of any power, right, privilege and remedy conferred on the Lender by this Agreement or by law.

(b)	Notwithstanding anything contained in the Security Documents, the Lender shall not be liable to the Borrower(s) or any third party for damages for default, omission, negligence, breach of contract, loss of profits or earnings, goodwill or any type of special, exemplary, incidental, direct or consequential loss or damage howsoever arising whether or not the Lender has been advised of the same. In the event the Lender is held liable for any damages notwithstanding the foregoing, the total amount of the Lender's entire liability shall not exceed the principal amount of the transaction involved which gave rise to the claim.

SECTION 16.30        INDEMNITY

(a)	The Borrower(s) shall not do or omit or suffer to be done any act, matter or thing in or respecting the Said Property which contravenes the provisions of the Sale and Purchase Agreement, this Agreement or any Act, Ordinance, Enactment, order, rule, regulation or by-law now or hereafter affecting the same and the Borrower(s) shall at all times hereafter indemnify and keep indemnified the Lender against all losses, actions, proceedings, costs, expenses, claims and demands in respect of any such act, matter or thing done or omitted to be done in contravention of the said provisions;

(b)	In addition and without prejudice to the powers, rights and remedies conferred on the Lender herein, the Borrower(s) shall indemnify the Lender against any loss or expense (including but not limited to legal expenses on a solicitor and own client basis) which the Lender may sustain or incur as a consequence of any default in payment by the Borrower(s) of any sum due hereunder including (but not limited to) any interest or fees paid or payable on account of or in respect of any funds borrowed or deposits from third parties in order to maintain the amount in default or in liquidating or re-employing such funds or deposit;

(c)	In consideration of the Lender having at the request of the Borrower(s) and/or the Assignor(s) given its express or implied undertakings, guarantee and/or covenant to any financial institution and/or the Developer/Vendor/Contractor or their solicitors or firm of solicitors purporting to act for the financial institution or the Developer/Vendor/Contractor or to such other persons whatsoever to pay the balance purchase price and/or the balance Construction Price payable (or any part thereof) by the Assignor(s) under the Sale and Purchase Agreement and/or the Construction Agreement or any variation in the order of payment thereof either progressively or in such other manner in accordance with the terms and conditions of the Sale and Purchase Agreement and/or the Construction Agreement the Borrower(s) agree that the aforesaid undertaking, guarantee and/or covenant whether express or implied are given by the Lender on behalf of and for the benefit of the Assignor(s) and. the Borrower(s) will at all times hereafter indemnify and keep the Lender indemnified against all actions, proceedings and costs suffered by the Lender arising from the aforesaid undertaking, guarantee and/or covenant.

SECTION 16.31        GENERAL LIEN

The Borrower(s) hereby expressly and unconditionally covenant(s). and agree(s) with the Lender that the Lender shall have a general lien over the Said Property notwithstanding that the Borrower(s) might have at any time repaid in full the Facilities interest thereon and all monies payable to the Lender under this Agreement and notwithstanding any Provisions to the contrary contained in this Agreement or the Strata Titles Act, 1985 or the applicable Acts or otherwise so long as the Borrower(s) is/are still owing or indebted to the Lender whether solely or jointly with any other person, firms or companies and whether as principal or surety at the time of full repayment of the redemption sum. Such general lien over the Said Property shall continue to subsist and the Lender shall continue to have the custody of the documents referred to in Section 16.15 hereof, the document of title to the Said Property if the same has been issued and the duplicate legal charge if the Charge has then been registered, unless and until all sums owing by the Borrower(s) under such other accounts have been fully paid or discharged to the satisfaction of the Lender. The Borrower(s) further agree(s) that a statement of account respecting such other accounts duly signed by the Manager, Assistant Manager or any other duly authorised Officer of the Lender shall be final and conclusive proof of the Indebtedness under such other accounts of the Borrower(s) save for manifest error. The Lender shall not in any manner be liable or accountable to the Borrower(s), Assignor(s) and/or any other Security Patties for any loss or damage that the Assignor(s) and/or any other Security Parties may suffer consequent upon the exercise by the Lender of its powers herein and notwithstanding that the Assignor(s) may have sold or assigned the Said Property or in any other manner dealt with the same which requires the release of the documents referred to in Section 16.15 hereof and the release and discharge by the Lender of the assignment herein and the separate issue document of title to the Said Property and the duplicate of the legal charge in respect of the Facilities as the case may be and the Borrower(s) hereby undertake(s) to indemnify and keep indemnified the Lender against all losses, damages, costs, claims, demands and proceedings whatsoever arising from the Lender's exercise of its powers herein.

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SECTION 16.32        CROSS DEFAULT

The Lender reserves the right to proceed with legal proceedings against the Borrower(s) or any Security Party or to recall the Facilities, interest thereon and all other monies payable to the Lender under this Agreement or withhold or withdraw the Facilities if there is a default in the payment of any monies due by the Borrower(s) hereunder or under any other account with the Lender or with any other financial institution or a default by any of the Security Parties, or any related company (by virtue of Section 6 of the Companies Act) or substantial shareholder (by virtue of Section 69D of the Companies Act) of the Borrower(s) or any Security Party under any other account with the Lender or any other financial institution or if there is a default in the payment of any monies under the accounts of any other party of which the Borrower(s) and/or any Security Party is/are a guarantor or when the Borrower(s) and/or any Security Party or any subsidiary or holding company of the Borrower(s) and/or any Security Party cease(s) or threaten(s) to cease to carry on its business or a petition is presented or a resolution passed for the winding up of the Borrower(s), any Security Party and/or any related company or substantial shareholder of the Borrower(s) or any Security Party.

SECTION 16.33        VARIATION OF TERMS BY MUTUAL AGREEMENT

The provisions and terms of this Agreement may at any time and from time to time be varied or amended by mutual consent of the parties hereto by means of a mutual exchange of letters or such other means as the patties may agree upon from time to time and thereupon such amendments and variations shall be deemed to become effective and the relevant provisions of this Agreement shall be deemed to have been amended or varied accordingly and shall be read and construed as if such amendments and variations have been incorporated in and formed part of this Agreement at the time of execution hereof Provided always that where any of the provisions in this Agreement or the law do permit unilateral variation or amendment by the Lender, such validation or amendment may still be effected by the Lender unilaterally.

SECTION 16.34        EFFECTIVE DATE

The parties hereto agree that this Agreement shall come into force on the date of this Agreement irrespective of the diverse dates upon which the parties may have each executed this Agreement respectively.

SECTION 16.35        APPLICABLE LAW AND JURISDICTION

This Agreement shall be governed by and construed in all respects in accordance with the laws of Malaysia but in enforcing this Agreement, the Lender shall be at liberty to initiate and take actions or proceedings or otherwise against the Borrower(s) in Malaysia and/or elsewhere as the Lender may deem fit and the parties hereto hereby agree that where· any actions or proceedings are initiated and taken in Malaysia they shall submit to the non-exclusive jurisdiction of the Courts of the States of Malaya or Sabah & Sarawak (as the case may be) in all matters connected with the obligations and liabilities of the parties hereto under or arising out of this Agreement.

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SECTION 16.36        ENFORCEMENT OF THIS AGREEMENT

This Agreement is in addition to and not in substitution of any other rights or securities which the Lender may have from or against the Borrower(s) or the other Security Documents and may be enforced in accordance with the terms hereof without first having recourse to any of such other rights or securities and without taking any steps or proceedings against any other Security Parties as aforesaid.

SECTION 16.37        CUMULATIVE REMEDIES

The remedies provided herein are cumulative and are not exclusive of any other remedies provided by law.

SECTION 16.38        SUCCESSORS BOUND

This Agreement shall be binding upon the heirs', liquidators, receivers, representatives, permitted assigns and successors-in-title of the Borrower(s) and enforceable by the successors-in-title and assigns of the Lender.

SECTION 16.39        ENTIRE AGREEMENT

This Agreement, the Letters of Offer, the Schedules hereto, the said Terms as defined in Section 16.49 and any document or instrument attached hereto integrate all the terms and conditions mentioned herein and incidental hereto and supercede all oral negotiations and prior correspondence in respect of the subject matter hereof.

SECTION 16.40        CONSTRUCTION WHERE BORROWER(S) IS/ARE NOT AN INDIVIDUAL PERSON

If the name of the Borrower(s) herein inserted is that of either a firm or a limited company or other corporation or of any committee or association or other unincorporated body, any of the provisions hereinbefore contained which are primarily and literally applicable to the case of a single and individual Borrower(s) or person only shall be construed and take effect so as to give the Lender hereunder a security for the monies owing from that firm and every member thereof or from the limited company or corporation or committee or association or other unincorporated body as identical or analogue as may be with or to that which would have been given for the monies owing from a single individual if the Borrower(s) had been a single individual and any monies shall be deemed to be so owing notwithstanding any defect informality or insufficiency in the borrowing or other powers of the Borrower(s) or in the exercise thereof which might be a defence as between the Borrower(s) and the Lender. In the case of a firm, this security shall be deemed to be a continuing security for all monies owing on any such account as hereinbefore mentioned from the person or persons carrying on business in the name of or in succession to the firm or from any one or more of such persons although by death, retirement or admission of partners or other causes the constitution of the firm may have been in part or wholly varied. In the case of a limited company or other corporation any reference to bankruptcy or death shall be deemed to be a reference to liquidation, winding up or other analogous proceedings and the monies owing as aforesaid and hereby secured shall be deemed to include any monies owing in respect of debentures or debenture stock of the limited company or other corporation held by or on behalf of the Lender.

SECTION 16.41        UNINCORPORATED BODY

In amplification to and not in derogation of any other provision contained in this Agreement it is expressly agreed that notwithstanding that the Borrower(s) is/are a committee or association or other unincorporated body which has no legal existence or which is under no legal liability to discharge obligations undertaken or purported to be undertaken by 'it or on its behalf this security shall be valid and have effect as though the Borrower(s) was/were a principal debtor. '

SECTION 16.41A        NOTICES OR INSTRUCTIONS FROM BORROWER

The Lender shall be entitled (but not bound) to rely upon and act on the notices or instructions of the Borrower(s), whether .oral or written and whether given by telephone, post, telex, cable, facsimile transmissions or other electronic means. Without prejudice to the generality·of the foregoing, the Lender shall be entitled to rely and act on any notice or instructions given whether based on signatures which appear to the Lender, by reference to the names and signatures of such persons filed with the Lender to be the signatures of: -

36

(i)	the Borrower(s); or
(ii)	any of the persons authorised by the Borrower(s) to issue any notice or any instructions whatsoever on behalf of the Borrower(s),

or otherwise, without enquiry on the part of the Lender as to the identity of the person givIng or purporting to give such notices or instructions or as to the authenticity of such notices or instructions notwithstanding that it is subsequently shown that the same was not given by the Borrower(s).

The Lender is entitled to treat all such notices or instructions given, as binding upon the Borrower(s) and the Lender shall be entitled (but not bound) to take such steps in connection with or in reliance upon such communication and the risk of the notices or instructions being given by unauthorised persons, any misunderstanding or any error, loss or delay resulting from the use of telephone, postal services, telex or teletype machines, cables devices, facsimile transmission, devices or electronic or other means are entirely the risk of the Borrower(s).

The Lender shall be under no duty to enquire into the genuineness or authenticity of the communication given to the Lender by any of the forms of communication referred above and the Lender's rights under this Agreement shall not be affected by any misuse or unauthorised use of such communication. The Lender shall be indemnified in full by the Borrower(s) against all losses, claims, demands, costs, damages, expenses and all other liabilities of whatever nature which it may incur or suffer in consequence of its accepting and acting on such communication.

SECTION 16.42        BORROWING AND CHARGING POWERS

This Agreement shall continue to be valid and binding for all purposes notwithstanding that the borrowing of the Facilities herein by the Borrower(s) or the incurring of the liabilities by the Borrower(s) may be invalid or in excess of the Borrower(s)' power(s) to borrow the Facilities and/or the Assignor(s)' power(s) to assign or charge the Said Property or the power of any director, attorney, partner, agent or other person purporting to act or acting on behalf of the Borrower(s) and/or the Assignor(s) and notwithstanding any other irregularity in such borrowing or the incurring of such liabilities.

SECTION 16.43       TIME

Time wherever mentioned shall be of the essence of this Agreement.

SECTION 16.44       THIS AGREEMENT TO PREVAIL

In the event of any inconsistencies between the terms and conditions of this Agreement and the terms and conditions of other Security Documents, the terms and conditions herein shall prevail.

SECTION 16.45        APPLICATION OF PAYMENTS

Notwithstanding any other provisions contained in this Agreement to the contrary, the Lender is entitled to apply any payments received from the Borrower(s) or from any person making payments on behalf of the Borrower(s) (irrespective of whether the purpose of the payment is specified or not) towards satisfaction in whole or part of any amount of principal, interest (including late payment interest) or other sums of monies then due and payable from the Borrower(s) under this Agreement in any order that the Lender in its absolute discretion deems fits.

SECTION 16.46        AVOIDANCE OF PAYMENTS

No assurance, security or payment which may be avoided under any law relating to winding up or insolvency and no release, settlement or discharge given or made by the Lender oh the faith of any such assurance, security or payment, shall prejudice or affect the Lender's rights to recover from the Borrower(s) and/or the Assignor(s) the monies hereby secured to the full extent hereunder. Any such release, settlement or discharge shall be deemed to be made subject to the condition that it will be void if any payment or security which the Lender may previously have received or may hereafter receive from any person in respect of the monies hereby secured is set aside under any applicable law or proves to have been for any reason invalid.

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SECTION 16.47        UPSTAMPING

In the event that the total monies advanced to or due and owing by the Borrower(s) to the Lender (including accrued interest, commission, banker's charges, legal and other costs, charges and expenses) shall at any time exceed the principal limit for which this Agreement is for the time being stamped, the Lender shall have the right at any time without prior notice or reference to the Borrower(s) to upstamp this Agreement from the date of the same having been paid or expended by the Lender and until payment shall form part of the monies secured by this Agreement and the Security Documents.

SECTION 16.48        ADDITIONAL TERMS AND CONDITIONS

The Letters of Offer, the additional covenants, conditions, confirmation and declarations set out in the Second Schedule, the negative covenants set out in the Third Schedule, the additional terms and conditions for Trade Facilities and Overdraft set out in the Fourth Schedule and the said Terms as defined in Section 16.49 shall form and be construed as part of this Agreement and shall prevail in the event of any conflict or discrepancies with the other provisions of this Agreement.

SECTION 16.49        ADDITIONAL, INTERCHANGE OR SUBSTITUTION OF FACILITIES

The Lender may at any time or from time to time in its absolute discretion and without affecting the Lender's security, at the request of the Borrower(s) and/or the Assignor(s) grant additional or further facilities, vary, interchange or substitute the Facilities or any of them hereby granted with any other facilities including converting any facilities upon such terms and conditions (hereinafter called "the said Terms") as may be stipulated in the Lender's Letters of Offer and/or any other document setting out such terms duly signed by the Borrower(s) in acceptance thereof, and all the provisions of this Agreement and the Security Documents, save and except such provisions which are inconsistent with the said Terms or not applicable to the additional, interchanged or substituted facilities, as the case may be shall Secure such further or interchanged or substituted facilities, unless otherwise stipulated by the Lender.

SECTION 16.50        PRINCIPAL AND SECONDARY INSTRUMENTS

IT IS HEREBY AGREED AND DECLARED THAT this Agreement, the Assignment, the Charge, the Power of Attorney, the Guarantee (if any) and the other Security Documents are instruments employed in one transaction to secure such principal sum as provided under the Letters of Offer, together with all interest thereon and all monies and liabilities covenanted and agreed to be paid by the Borrower(s) and the Security Parties under or in connection with or arising from the Facilities granted by the Lender at any time and from time to time within the meaning of Section 4(3) of the Stamp Act, 1949, and for the purpose of the said Section, this Agreement is deemed to be the primary or principal instrument and the Assignment, the Power of Attorney, the Charge, the Guarantee (if any) and the other Security Documents are deemed to be the auxiliary or secondary instruments.

SECTION 16.51        INDEPENDENT LEGAL ADVICE

The Borrower(s) hereby confirms and represents to the Lender that in the execution and delivery of the Letters of Offer and the Security Documents, the Borrower(s) has sought and obtained and relied upon its own independent advice and judgement and has not relied upon any representation statement or advice from the solicitors, agents or officers of the Lender and the Borrower(s) acknowledge(s) that the Lender has accepted and entered into this Agreement and the Security Documents in full reliance upon the aforesaid confirmation and representation.

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IN WITNESS WHEREOF the hand of the Attorney of the Lender and the hand/common seal of the Borrower(s) were hereunto set/affixed respectively

Signed by)
as Attorney of the Lender)
in the presence of :-)

HONG LEONG BANK BERHAD
by its Attorney

LOW LEE OOI
NRIC NO. 621102-10-5076

.......................WONG YEE LENG.........
Witness (BC/W/235)
Name : *Advocate & Solicitor*
NRIC No. : *Kuala Lumpur*

(where Borrower is an individual/company)

Signed by the Borrower(s))
in the presence of :)

....
Witness
Name :
NRIC No. :

(where Borrower is a Company)

The Common Seal of)
PGCG ASSETS HOLDINGS SDN. BHD.)
(Company No. 983271-U))
was hereunto affixed)
in the presence of :)

DIRECTOR
Name : WONG WENG KUNG
NRIC No. : 720809-08-5057

DIRECTOR/~~SECRETARY~~
Name : CHAI KOK WAI
NRIC No.: 721103-06-6143

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THE FIRST SCHEDULE

SECTION	MATTER	PARTICULARS
1.	DATE OF THIS FACILITIES AGREEMENT	11 DEC 2012
2	*THE BORROWER(S)	PGCG ASSETS HOLDINGS SDN. BHD. (Company No. 983271-U)
	**ADDRESS	Registered Address:- No. 37-2 (Room 1), 2nd Floor Jalan Metro Perdana 7 Taman Usahawan Kepong Kepong Utara 52100 Kuala Lumpur Business Address :- No. 11-2, Jalan 26/70A Desa Sri Hartamas 50480 Kuala Lumpur
3	DATE OF LETTER OF OFFER	29th day of October 2012

* *Insert Name and NRIC No./Company or Business Registration No.*

** *For individuals, insert residential address. For companies/businesses, insert both registered and business address if both are different.*

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THE SECOND SCHEDULE

ADDITIONAL COVENANTS, CONDITIONS, CONFIRMATIONS

AND DECLARATIONS

The Borrower(s) hereby covenant(s) with the Lender that it shall at all times during the continuance of the Facilities:-

(a)	where the Borrower(s) is a corporation or firm, it shall:-

(i)	submit to the Lender its audited accounts within six (6) months after each financial closing and its unaudited accounts within sixty (60) days from the end of each half year;

(ii)	forthwith notify the Lender of any changes on its major shareholders and/or management; and

(b)	forthwith notify or cause to be notified to the Lender of the occurrence of any Event of Default of any event of default in relation to other indebtedness of the Borrower(s) which in its reasonable opinion might adversely affect its ability to comply with its obligations hereunder.

(c)	obtain the prior written consent of the Lender:-

(i)	before initiating, commencing, instituting or maintaining any action, suit or proceedings whatsoever in any court or tribunal against the Developer/the Vendor/the Contractor and/or any other person in respect of any matter arising out of the Sale & Purchase Agreement, the Construction Agreement or relating to the Said Property; and

(ii)	before agreeing with the Developer/the Vendor/the Contractor on any variation or amendment whatsoever of the tem1s of the Sale and Purchase Agreement and/or the Construction Agreement or the termination, rescission, cancellation or revocation of the Sale and Purchase Agreement, the Construction Agreement or any matter affecting the Said Property.

In addition to and without derogating the Lender's rights under the Security Document, the Borrower(s) shall forthwith pay all sums received or payable on tem1ination or rescission of the Sale and Purchase Agreement and/or the Construction Agreement to the Lender and pending such payment shall hold such sums in trust for the Lender.

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THE THIRD SCHEDULE

NEGATIVE COVENANTS

(Applicable only where the Borrower(s) is a corporation/firm)

The Borrower(s) hereby covenant(s) with the Lender that it shall not during the continuance of the Facilities without the Lender's prior written consent (which consent shall not be unreasonably withheld):-

(a)	grant any loans or guarantee any person except for normal trade credit or trade guarantees in the ordinary course of business;

(b)	incur, assume or permit to exist any indebtedness or loans except:-

(i)	those already disclosed in writing and consented by the Lender and subject to the amount outstanding at all times and at any time hereafter not exceeding the amount so disclosed at the date hereof; and

(ii)	unsecured indebtedness incurred in the ordinary course of business of the Borrower(s);

(c)	create or permit to subsist any encumbrance, mortgage, charge, pledge, lien, right of retention, right of set off or any other security interest over any of its present or future assets, business or undertaking except:-

(i)	liens arising in the ordinary course of business or by operation of law; and

(ii)	security interests existing at the date hereof provided the same has been disclosed to the Lender prior to the date hereof and subject to the amount outstanding and secured thereby at all times and at any time hereafter not exceeding the amount so disclosed at the date hereof.

(d)	effect or permit any form of merger, reconstruction, consolidation, amalgamation or reduction in share capital or otherwise approve or permit any change of its ownership or control;

(e)	sell, transfer, dispose or lease all or a substantial part of its assets, business or undertaking and the assets of its subsidiaries except in the ordinary course of its business, on ordinary commercial terms and on arm's length basis;

(f)	declare any dividends in excess often per cent (10%) of its paid up capital or any amount in excess of fifty per cent (50%) of its annual net income after tax provided always any such permissible declaration of dividends may only be made if debt servicing is current;

(g)	repay advances (if any) made by its shareholders, directors, or related or associated companies until all monies due to the Lender have been fully repaid;

(h)	enter into profit sharing or other similar arrangement whereby the Borrower(s)' income or profits are shared with any other person or company unless such arrangement is entered into in the ordinary course of business on ordinary commercial terms and on arm's length basis, or enter into any management agreement whereby its business is managed by a third party.

Save and except for the banking and other credit facilities and securities proffered by the Borrower(s) for such facilities which have been disclosed to the Lender, the Borrower(s) hereby declares that there is no other charge whether fixed or floating or other encumbrance over any of its movable and immovable properties and other assets whatsoever.

If in breach of its covenants herein the Borrower(s) creates or permits to arise or subsist any encumbrance, mortgage, charge, pledge, lien, right or retention, right of set off or any other security interest on the whole or any part of its present or future assets, all its liabilities and obligations to the Lender under the Facilities shall be automatically and immediately secured upon the same assets equally and rateably with the other obligations secured thereon and the Borrower(s) will upon·request by the Lender execute in favour of the Lender all such agreements and documents containing sue terms and conditions as the Lender may require to evidence and confirm the security in its favour.

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THE FOURTH SCHEDULE

ADDITIONAL TERMS AND CONDITIONS FOR TRADE FACILITIES AND OVERDRAFT

Letters of Credit Facility ("LC Facility")

and Trust Receipt Facility ("TR Facility")

1.	The Borrower(s) may, subject to the provisions of this Agreement and the relevant Letters of Offer, request the opening of letters of credit by the Lender. The commission payable by the Borrower(s) on each letter of credit opened by the Lender for the account of the Borrower(s) under the LC Facility shall be payable upon the issue or opening of the respective letter of credit by the Lender or within such other period as the Lender may at its sole and absolute discretion deem fit and in any event, forthwith upon the Lender's demand.

2.	Application for the opening of any letter of credit under the LC Facility shall be made by delivering to the Lender a duly completed and executed LC Application in respect of such letter of credit, such LC Application to be in the form, term and manner required by the Lender in accordance with its usual practice for the time being. The Lender may refuse any LC Application which is not in all respects satisfactory to the Lender.

3.	As against the Borrower(s), any LC Application shall be irrevocable once delivered to the Lender.

4.	No letter of credit will be opened by the Lender under the LC Facility having an expiry date later than the expiry date of the LC Facility. Letters of Credit may be issued for amounts payable in, or determined by reference to, currencies other than Ringgit Malaysia if the Borrower(s) so request(s), unless the Lender determines that such issue is not practicable.

5.	No letter of credit will be opened if, following its opening, the aggregate of all the sums outstanding in respect of the LC Facility or the trade facilities of which the LC Facility forms a part thereof would exceed the aggregate limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the LC Facility and/or the TR Facility or the trade facilities unless the Lender shall agree to the contrary.

6.	The Lender shall· at all times be entitled, without further investigation or enquiry, to make a payment under a letter of credit if it has received a demand for payment thereunder in accordance therewith and need not concern itself with the propriety of any claim made thereunder and in the manner required by the terms thereof; accordingly it shall not be a defense to any claim made on the Borrower(s) hereunder which is attributable· to the making of any such payment, nor shall the Borrower(s)' obligations hereunder be impaired or affected by the fact (if it be the case) that the Lender might have been justified in refusing to pay the whole or part of the amount so paid.

7.	The Borrower(s) shall take no step to prevent the Lender making a payment under the letter of credit for which a demand has been made in accordance therewith.

8.	Payment by the Lender of an amount under any letter of credit shall constitute an Advance by it to the Borrower(s) of the amount so paid (or, if such amount is denominated in another currency, the equivalent thereof in Ringgit Malaysia as notified by the Lender to the Borrower(s)), which Advance, the Borrower(s) shall (where a TR Facility is not made available to it), be obliged to repay immediately it arises (notwithstanding that demand for repayment thereof may not have been made on the Borrower(s)) failing which the Lender shall be entitled to all rights under this Agreement upon such default, including payment of interest thereon at the applicable Default Rate (both before as well as after judgement or order).

9.	The Borrower(s) may, subject to the provisions of this Agreement and the relevant Letters of Offer, refinance its obligations in respect of any letter of credit issued by the Lender by utilizing the TR Facility to issue a trust receipt before the date upon which the Lender is required to make payment under a related letter of credit in such manner and upon such terms and conditions as the Lender may from time to time prescribe at its discretion. Unless otherwise allowed by the Lender, the TR Facility shall be restricted to bills drawn under the .LC facility.

10.	The financing tenor of the trust receipts under the TR Facility shall not exceed one hundred and twenty (120) days or other such period, as the Lender may at its sole and absolute discretion prescribe.

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11.	The interest payable by the Borrower(s) to the Lender under the TR Facility for the tenor of the trust receipt shall be payable on the respective maturity date of the trust receipts failing which, the Lender shall be entitled to all rights under this Agreement upon such default, including payment of interest thereon at the. applicable Default Rate (both before as well as after judgement or order). The Borrower(s) shall pay all charges incurred or to be incurred by the Lender in connection with or arising from the TR Facility.

12.	No utilization of the TR Facility will be permitted if, following such utilization, the aggregate of all the sums outstanding in respect of the TR Facility or the trade facilities of which the TR Facility forms a part thereof would exceed the aggregate limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the LC Facility and/or TR Facility or the trade facilities unless the Lender shall agree to the contrary.

13.	Subject to the aforesaid provisions being complied with, upon the Lender's receipt of a trust receipt, the Lender shall on or before the date of demand, pay all sums demanded pursuant .to the relevant letter of credit and such payment shall constitute an Advance by the Lender to the Borrower(s) of the amount so paid and the Borrower(s) shall be obliged to repay the Advance within the time prescribed by the Lender.

14	In the event that the Borrower(s) should fail to settle and repay to the Lender punctually on due date any amounts payable by the Borrower(s) to the Lender under or in connection with or arising from the TR Facility, then without prejudice and in addition to any other rights or remedies which the Lender may be entitled to, the Lender may, at its sole and absolute discretion and without any obligation whether at law or in equity so to do, debit the Borrower(s)' current account or overdraft account with the Lender (if the Borrower(s) maintains a current or overdraft account with the Lender) with such overdue amount together with interest thereon at the applicable Default Rate (both before as well as after judgement or order) and the Borrower(s) hereby irrevocably and unconditionally consents to the Lender so doing.

15.	The LC Facility and the TR Facility shall be subject to such other terms and regulations as may be prescribed from time to time by the Lender at its sole and absolute discretion and the Borrower(s) hereby irrevocably and unconditionally agree(s) to accept, abide and be bound by such terms and regulations.

16.	The Borrower(s) shall indemnify and keep the Lender indemnified against any damages, losses, costs and/or expenses which the Lender may incur or suffer as a result of its grant of the LC and/or the TR Facility to the Borrower(s).

17.	If the Lender endorses to the Borrower(s)' order an Airway Bill/Parcel Post Receipt or similar document, the Borrower(s) agree(s) that the Lender shall have no obligation to examine any shipping documents related to the goods covered by such Airway Bill/Parcel Post Receipt in order to determine whether any discrepancies may exist between the shipping documents received and those called for by the relative letter of credit and the Borrower(s) shall indemnify and keep the Lender indemnified from and against any damages, losses, costs and/or expenses which the Lender may incur or sustain or be liable to arising from the Lender's action in doing so. The Borrower(s) shall disregard all discrepancies (if any) between the shipping documents and those called for by the relative letter of credit and shall accept all such documents as if that were all and the only documents called for by the relative letter of credit. Further the Borrower pay to Lender in full upon demand any monies in respect thereof due to the Lender

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Shipping Guarantee Facility ("SG Facility")

Bank Guarantee Facility ("BG Facility")

1.	Subject to the terms of this Agreement and the relevant Letters of Offer, the Borrower(s) may request the issuance of shipping guarantees under the SG Facility and/or bank guarantees under the BG Facility to any party acceptable to the Lender as beneficiary or beneficiaries by delivering to the Lender a duly completed and executed issue Request in respect of each shipping or bank guarantee to be issued, such Issue Request to be in the form, term and substance prescribed by the Lender from time to time and, as against the Borrower(s), such Issue Request shall be irrevocable once delivered to the Lender.

2.	Each Issue Request shall be accompanied by such contracts or other documents relevant to the Request as the Lender may at its sole and absolute discretion request from time to time.

3.	Any shipping or bank guarantee to be issued by the Lender at the Borrower(s) request shall be in such form and substance and shall contain such terms as the Lender may at its sole and absolute discretion deem fit.

4.	The tenor of any shipping or bank guarantee issued by the Lender pursuant to the SG Facility or the BG Facility shall be for such tenor as the Lender may at its sole and absolute discretion deem fit.

5.	The Borrower(s) shall pay to the Lender commission at the rate stipulated by the Lender on each shipping or bank guarantee issued by the Lender from time to time for the account of the Borrower(s) and such payment shall be made upon the issue of the guarantee. There shall be no refund by the Lender of any commission paid by the Borrower(s) to the Lender upon any early cancellation or release or premature return of any shipping or bank guarantee. The Borrower(s) agree(s) that commission shall be payable f9r the duration of the guarantee period including the period from the expiry of the guarantee up to the date of return of the guarantee for cancellation or receipt by the Lender of confirmation from the beneficiary that the Lender is no longer liable under the guarantee. Where there is a claims period in the bank guarantee, commission shall be payable for the duration of the guarantee period up to the expiry of the claims period.

6.	No shipping or bank guarantee shall be issued by the Lender if, following such issue, the aggregate of all the sums outstanding in respect of the SG Facility and/or the BG Facility or the trade facilities of which the SG Facility and/or the BG Facility forms a part thereof would exceed the aggregate limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the SG Facility and/or the BG Facility or the trade facilities unless the Lender shall agree otherwise.

7.	If the beneficiary or any of the beneficiaries, as the case may be under any shipping or bank guarantee shall demand any amount under any shipping or bank guarantee issued hereunder or in the event that the Lender is required to make or has made payment under any shipping or bank guarantee issued under the SG Facility or the BG Facility, the Lender may at any time demand payment from the Borrower(s) hereunder and the Lender shall forthwith be paid by the Borrower(s) in full for the amount so demanded together with interest thereon at the applicable Default Rate (both before as well as after judgement or order).

8.	The Lender shall as soon as practicable endeavour to notify the Borrower(s) of any notice or demand for payment served on it by the beneficiary or any of the beneficiaries, as the case may be, under any shipping or bank guarantee hereunder PROVIDED ALWAYS that any failure or delay on the part of the Lender to give such notice to the Borrower(s) in accordance with the provisions hereof shall not exempt the Borrower(s) from its obligations to indemnify and reimburse the Lender or to pay interest thereon.

9.	The Borrower(s) shall on demand by the Lender as aforesaid reimburse the Lender any amount paid by the Lender to the beneficiary or any of the beneficiaries, as the case may be, under or pursuant to any shipping or bank guarantee issued hereunder and hereby undertakes to indemnify and hold harmless the Lender against all costs, losses, damages, fees and expenses which the Lender may incur or sustain by reason or in any way arising in connection with any shipping or bank guarantee issued hereunder. Notwithstanding the aforesaid and for purpose of clarification it is hereby expressly agreed and declared that "nothing herein contained shall be construed so as to render it obligatory upon the Lender to first make payment under any shipping or bank guarantee issued hereunder, and thereafter seek reimbursement from the Borrower(s), and it is hereby further agreed and declared that the Borrower(s)' obligations herein and under the SG Facility and the BG Facility, is to forthwith pay to the Lender the amount demanded by the Lender immediately upon the Lender's demand irrespective of whether or not the Lender has made or has yet to make payment under any shipping or bank guarantee issued under or pursuant to the SG Facility or the BG Facility.

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10.	The Borrower(s) agree(s) that it shall remain liable to the Lender on any shipping or bank guarantee issued hereunder until the Lender is released from liability by the beneficiaries, as the case may be, named in such shipping or bank guarantee or, in the event of any shipping or bank guarantee issued hereunder being enforced until the Borrower(s) had paid in full all amounts due hereunder, whichever is the later.

11.	The Borrower(s) acknowledge(s) and agree(s) that the Lender's obligation under any shipping or bank guarantee issued hereunder is absolute and unconditional and requires payment to the beneficiary or beneficiaries, as the case may be, named in such shipping or bank guarantee upon first written demand thereof by the beneficiary or beneficiaries, as the case may be, named in such shipping or bank guarantee notwithstanding any objection on the part of the Borrower(s). The Lender shall at all times be entitled to make any payment under the shipping or bank guarantee upon demand by the beneficiary or beneficiaries, as the case may be, named in such shipping or bank guarantee without further investigation or enquiry and need not concern itself with the propriety of any claim made under or in the manner required under the shipping or bank guarantee. The Borrower(s) hereby acknowledge(s) and confirm(s) that it shall not be entitled whether at law or in equity to stop or to demand the Lender to withhold any payment which is to be made by the Lender under or pursuant to the shipping or bank guarantee issued hereunder. Accordingly, the Lender shall be entitled to be reimbursed and indemnified and it shall not be a defense to any demand made on the Borrower(s) that the Borrower(s) or the Lender was or might have been justified in refusing payment in whole or in part of the amounts so claimed by the beneficiary or beneficiaries, as the case may be,-named in such guarantee.

12.	In the event that the Lender shall be required to make any payment under or pursuant to or arising from any shipping or bank guarantee issued by the Lender pursuant to the SG Facility or the BG Facility, the Borrower(s) shall pay interest to the Lender at the applicable Default Rate (both before as well as after judgement or order and irrespective of whether or not the banker customer relationship exists or subsists or has been terminated) on all monies paid by the Lender commencing from the date such monies are first paid out by the Lender up to the date of the Lender's actual receipt of the full amount thereof from the Borrower(s).

13.	The Lender shall not be under any obligation (whether at law or in equity) to issue any shipping or bank guarantee and the Lender may at its sole and absolute discretion refuse to issue any shipping or bank guarantee without any obligation to give any reasons.

14.	Subject to the terms and conditions of this Agreement and the relevant Letters of Offer and subject to the limits or sub-limits imposed by the Lender in respect of the BG Facility or SG Facility not being exceeded and provided that there are no breaches of any of the terms contained herein and no Event of Default having occurred, any shipping or bank guarantee may at the Lender's sole and absolute discretion and at the request of the Borrower(s) communicated and delivered to the Lender not later that fourteen (14) Business Days prior to the expiry of such guarantee be renewed and have its expiry date extended for such further. duration and upon such terms and conditions as the Lender may at its sole and absolute discretion deem fit including the payment of commission for such renewal at the rate stipulated by the Lender.

15.	Without prejudice and in addition to any other rights or remedies which the Lender" may be entitled to, the Lender may, at its sole and absolute discretion and without any obligation whether at law or in equity so to do, debit the Borrower(s)' current account or overdraft account with the Lender (if the Borrower(s) maintain(s) a current or overdraft account with the Lender) with any unpaid commission, interest or bank charges and the Borrower(s) hereby irrevocably and unconditionally consent(s) to the Lender so doing.

16.	The SG Facility and the BG Facility shall be subject to such other terms and regulations as may be prescribed from time to time by the Lender at its sole and absolute discretion and the Borrower(s) hereby irrevocably unconditionally agree(s) to accept, abide and be bound by such terms and regulations.

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17.	The Borrower(s) shall indemnify the Lender and keep the Lender indemnified against any damages, losses, costs and expenses which the Lender may suffer or incur as a result of its grant of the SG facility and/or the BG Facility to the Borrower(s).

Forward Exchange Contract Facility {"FEC Facility")

1.	The Borrower(s) may, subject to the provisions of this Agreement and the relevant Letters of Offer, buy or sell foreign currency at a forward rate under the FEC Facility. The availability of the FEC Facility shall be subject to the prevailing foreign exchange market rates and availability of the currency requested by the Borrower(s), and shall be governed by the laws of Malaysia including but not limited to legislation on exchange control.

2.	Prior to entering into a foreign exchange contract and unless the Lender should agree otherwise, the Borrower(s) must satisfy the Lender that the Borrower(s) is/are due to pay or receive foreign currency to or from a third party under a firm commercial contractual commitment. The Borrower(s) shall also open a current account ("Current Account") with a branch of the Lender.

3.	The Borrower(s) confirm(s) that having regard to the fluctuations in the exchange rates and having given due consideration to its own objectives, financial situation, needs and risks it has formed the opinion that dealing in FECs is suitable for the Borrower(s) and in its best interests.· The Borrower(s) acknowledge(s) that each FEC has been or will be entered into in reliance only upon its own judgement. The Lender does not hold itself or any of its dealers or other employees out as advising the Borrower(s) as to whether it should enter into FECs or as to any subsequent action and the Lender shall have no responsibility or liability whatsoever to the Borrower(s) in respect of any advice or views expressed by it or any of its dealers or employees, whether or not such advice or views was given at the request of the Borrower(s) or its Authorised Person (as defined in Clause 5 below).

4.	The FEC Facility shall be secured to the extent of ten percent (I 0%) or such other percentage of the aggregate limit of the FEC Facility as may be determined by the Lender at its absolute discretion and shall be subject to the terms and conditions herein and such other terms and regulations as may be prescribed from time to time by the Lender at its sole and absolute discretion and the Borrower(s) hereby irrevocably and unconditionally agree(s) to accept, abide and be bound by all such terms and regulations.

5.	The Borrower(s) shall submit to the Lender a list of persons ("Authorised Persons") authorised by the Borrower(s) via resolutions of its board of directors to deal in forward foreign exchange contracts ("FECs"). Changes to the Authorised Persons shall be notified to the Lender and shall only be effective on the Lender upon receipt by the branch where the Current Account is maintained ("the Branch") of notice of such change together with any other document that the Lender may require to evidence such change.

6.	(a)	All FEC dealings between the Lender and the Authorised Person of the Borrower(s) shall be conducted by telephone or such other mode, as may be stipulated by Lender. Once the terms of the FEC (i.e. the forward exchange rate, the amount of foreign currency and the duration of the FEC) have been agreed between the Lender and the Authorised Person, a contract shall be deemed concluded at that time and the contract shall be irrevocable and binding on the Borrower(s) and the Lender. The Borrower(s) shall honour the contract on the date ("the Maturity Date") ·in which Borrower(s) is contractually obliged to settle its obligation under the FEC, failing which the Borrower(s) shall be liable to the Lender and shall indemnity the Lender for all costs (including legal costs on a full indemnity basis), expenses loss and damage suffered by the Lender as a result of such failure by the Borrower(s) to honour the contract or any part of the contract.

(b)	(i)	A confirmation advice on the FEC concluded will be faxed to' the Borrower(s). A ny discrepancies noted in the confirmation advice must be conveyed by the Borrower(s) to the Branch immediately but in any event no later than 3.00 p.m. on the Business Day immediately following the date of the faxed confirmation advice, failing which the confirmation advice will be deemed correct and conclusive against the Borrower(s).

(ii)	The original of the confirmation advice will be posted to the Borrower(s) for acknowledgment and records. The acknowledgment copy of the confirmation advice shall be returned to the Branch within fourteen (14) days from the date of the confirmation advice.

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(iii)	Notwithstanding anything contained in this Clause 6, the Lender's right and remedies under the contract concluded in manner set out in Clause 6(a) above, shall not be affected or prejudiced in any manner whatsoever by any omission or failure or delay by the Lender or the Borrower(s) to follow the procedures stated in this Clause 6(b)(i) to (iii).

7.	(a)	Without prejudice to the generality of the foregoing, the Lender shall be entitled to rely and act on any notice or instructions based on signatures which appear to the Lender, by reference to the names and signatures of such persons filed with the Lender, to be the signatures of:-

(i)	any of the Borrower(s)' Authorised Persons; or

(ii)	any of the persons authorised by the Borrower(s) to issue any notice (including the notice on changes in Authorised Person) or any instructions whatsoever,

without enquiry on the part of the Lender as to the identity of the person giving or purporting to give such notice or instructions or as to the authenticity of such instructions or notice. The Lender is entitled to treat all such instructions or notices given, as binding upon the Borrower(s) and the Lender shall be entitled (but not bound) to take such steps in connection with or in reliance upon such communication.

(b)	The Borrower(s) agree(s) that the Lender shall be in no way responsible for any misuse or unauthorised use of message or instruction given to the Lender by telephone, facsimile, mail or despatch or by any other means of communication and that the Lender shall be under no duty to inquire into the authenticity of the messages or instructions sent or communicated by any means or the identity of the caller.

8.	(a)	Where the Borrower(s) require(s) an extension of an FEC or any part thereof, the Borrower(s) shall inform the Lender in writing not later than 11.00 a.m. on the relevant Maturity Date stating its reasons for requiring an extension.

(b)	The Lender reserves the absolute right to grant or reject the Borrower(s)' request for an extension without assigning any reason for the same and without being liable to the Borrower(s) for any expenses, loss and damages incurred or .suffered by the Borrower(s) which may result from such refusal. If the Lender grants the Borrower(s)' request for an extension of an FEC or any part of an FEC, a new FEC shall be deemed to have been entered into between the Lender and the Borrower(s)·at that time and all these Terms and Conditions shall mutatis mutandis apply to the new FEC. The new FEC shall be extended at the Prevailing Market Rate. Prevailing Market Rate is the prevailing buying or selling spot rate for a sale or purchase contract quoted by the Lender on that day. If the FEC is extended or rolled over on its Maturity Date at the historical rate, the resulting funding costs shall be indenmified to the Lender by the Borrower(s). Such funding costs shall be incorporated into the rate for the extended FEC and is computed in accordance with the following formula:-

whereby:-

C	means the Prevailing Market Rate;
H	means the Historical Rate;
R	means the prevailing funding rate which is quoted by the Lender at its sole and absolute discretion in funding the extension;
T	means the number of days the FEC is extended.

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(c)	If ·on extension or rollover of the maturing FEC at the Prevailing Market Rate the Borrower(s) make(s) a gain, the Prevailing Market Rate for the new FEC may at the Borrower(s)' discretion be adjusted downwards to take into account the gains or paid into the Borrower(s)' current account ("the Current Account") provided there are no outstanding sums owing by. the Borrower(s) on any other FECs or under any facilities to the Lender. Where the Borrower(s) incur(s) a loss, the loss will be debited to the Borrower(s)' account.

9.	(a)	If the Borrower(s) fail(s) to take up or honour the FEC or does not request for an extension of the FEC (which the Lender may grant or reject at its absolute discretion), by 11.00 a.m. on the relevant Maturity Date, the Lender reserves the right to close out the relevant FEC at the Prevailing Market Rate on the Maturity Date or on any other day as the Lender may determine at its absolute discretion by notice to the Borrower(s) and debit the resulting loss or credit the resulting gains, as the case may be, and any other costs and expenses incurred into the Current Account without further notice to the Borrower(s).

(b)	The Lender is under no obligation to call or send reminders to the Borrower(s) prior to the maturity of any FEC.

10.	(a)	Where the resulting losses are debited into the Current Account and the Current Account does not have sufficient funds to settle such losses, the Borrower(s) shall pay the Lender interest on such outstanding losses from the date such amounts are debited into the Current Account until the date of full payment and settlement at the rate of 2.5% per annum or such other rate as may be stipulated by the Lender above the Lender's Base Lending Rate at its absolute discretion (both before as well as after demand judgement or order), as agreed liquidated damages.

(b)	In addition to and without prejudice to any other rights and remedies of the Lender conferred in these Terms and Conditions or in any other agreement between the Lender and the Borrower(s), in the event of a demand by the Lender for payment of all monies (whether principal or interest, including capitalised interest) owing by the Borrower(s) to the Lender under the FEC Facility or recall of the FEC Facility, the Borrower(s) shall pay interest on any overdue amount or any other sums payable to the Lender in the currency in which such amount are denominated, from the time of demand or recall up to the time of actual payment at the rate of one per cent (I%) per annum or such other rate as may be stipulated by the Lender above the Lender's then prevailing prescribed rate for overdraft facility, at its absolute discretion as agreed liquidated damages calculated from the date of such demand, or recall, as the case may be, until the date of full payment (both before as well as afterdemand, judgement or order).

11.	The Lender shall be entitled to monitor the exposure of the Borrower(s) by (i) marking to market the Outstanding Position of the Borrower(s) on a daily basis or from time to time as the Lender may determine at its absolute discretion and such Outstanding Position of the Borrower(s) shall not at any time exceed the limit of the FEC Facility when converted into the currency in which the FEC Facility is granted in; and (ii) marking to market the FEC from time to time to monitor the potential losses/gains of the Borrower(s). If the potential marked to market foreign exchange losses in the aggregate exceed 10% of the FEC Facility or such other percentage as the Lender may stipulated from time to time, ("the FX Risk"), the Lender shall be entitled to require that the Borrower(s) provide cash or other acceptable collateral to cover the losses over and above the FX Risk. Outstanding Position is defined as the aggregate liabilities of Borrower(s) under all outstanding FECs with the Lender.

12.	If any of the following events occur:-

(a)	the Borrower(s) does/do not take up or honour any FEC or any part !hereof on the relevant Maturity Date (unless the same has been extended by the Lender); or

(b)	fail(s) to pay any of the FEC losses or fail to pay any monies (whether principal or interest or other monies) due and owing to the Lender any other facilities with the Lender (whether or not a demand has been made); or

(c)	the Borrower(s)' Outstanding Position·exceeds the limit of the FEC Facility or the potential foreign exchange losses of any FEC exceeds the FX Rick; or

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(d)	any Event of Default referred in any of the relevant Letters of Offer or this Agreement shall occur,

then, the Lender shall be entitled to exercise any or all of its remedies available to it under these Terms and Conditions and in law without further notice to the Borrower(s), including but not limited to:-

(i)	setting off any credit balances in any other accounts or combine, consolidate or merge all of any of the accounts held by the Borrower(s) or any other security party with the Lender with any liabilities of the Borrower(s) with the Lender (whether such liabilities are present future actual contingent primary collateral secured or unsecured, several or joint) under any account, agreement, contract or otherwise with the Lender and set-off and transfer such sums standing to the credit of any such accounts towards or in satisfaction of any of the liabilities or Indebtedness of the Borrower(s) to the Lender; and/or

(ii)	requiring any additional securities which are acceptable to the Lender upon such terms and conditions as may be imposed by the Lender in its absolute discretion; and/or

(iii)	earmarking the potential foreign exchange losses against any other banking or qedit facilities of the Borrower(s) with the Lender; and/or

(iv)	suspending or terminating any further dealings in FECs immediately and for such period as the Lender may deem fit at its absolute discretion; and/or

(v)	any other rights or remedies available to the Lender under any other agreement contract or arrangement between the Lender and the Borrower(s).

13.	The Borrower(s) shall indemnify and keep the Lender indemnified against any losses, expenses, claims and damages (including but not limited to legal fees and expenses on a solicitor and own client basis) which the Lender may sustain or incur:-

(a)	from the fluctuation in the rates of exchange of the relevant currencies on the extension or cancellations of any FECs;

(b)	in relying and acting upon the instructions of or on behalf of the Borrower(s) for FEC transactions;

(c)	from the failure or omission of the Borrower(s) to take up any FECs or patt thereof on the relevant Maturity Date;

(d)	for breach or non-compliance or omission to comply with any of these Terms and Conditions or any agreement, contract, arrangement or otherwise between the Lender and the Borrower(s) or of any of the Regulations.

14.	If on any date amounts in the same currency are payable between the Lender and the Borrower(s) then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party, the excess of the larger aggregate amount over the smaller aggregate amount.

15.	The Borrower(s) acknowledge(s) and agree(s) to the use of voice recording devices by the Lender of all telephone conversations between the Lender and the Borrower(s) without any automatic tone warning device in order to permit the Lender to verify orders and data concerning any matters relating to the FEC transactions.

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Bankers Acceptance Facility ("BA Facility'')

1.	The Borrower(s) may subject to the provisions of this Agreement and the relevant Letters of Offer, utilize the BA Facility in such manner and subject to such conditions as the Lender may from time to time prescribe.

2.	The Lender may at its absolute discretion accept or reject any application by the Borrower(s) for the Lender's acceptance and/or discounting of Bankers Acceptance ("BA''). The Borrower(s) shall comply with the following conditions and any other conditions that may be imposed by the Lender from time to time:-

(a)	the Borrower(s) has not and will not obtain another source of financing for the trade transaction concerned and the BA is for financing its trade transaction namely imports to and exports from Malaysia and domestic trade;

(b)	delivery to the Lender of such satisfactory documentary evidence of the trade transaction as may be required by the Lender. In the case of financing of exports from Malaysia and/or sales within Malaysia, the original export bills or inland bills shall be delivered to the Lender for collection through the Lender and the proceeds of the said export bills and/or inland bills shall be subject to the Lender's control until the Borrower(s)' obligation is fully discharged on maturity of the BA and the Lender has been paid in full. The Lender may use the said proceeds towards settlement of all amounts owing by the Borrower(s) and remaining unpaid in respect of the BA or any of the Borrower(s)' indebtedness to the Lender under any of the other facilities made available to the Borrower(s); and

(c)	the drawing and acceptance and/or discount of the BA shall be subject to all other requirements and conditions which may be prescribed by Bank Negara Malaysia from time to time.

3.	Without prejudice and in addition to any other rights or remedies which the Lender may be entitled to on maturity of the BA, the Lender may, at its sole and absolute discretion and without any obligation whether at law or in equity so to do, debit the Borrower(s)' current account or overdraft account with the Lender (if the Borrower(s) maintain(s) a current or overdraft account with the Lender) with the face value of the BA at maturity and with any unpaid commission, interest or bank charges and the Borrower(s) hereby irrevocably and unconditionally consent(s) to the Lender so doing. Interest will be charged at the applicable Default Rate on the amount outstanding under the BA, if the BA is not discharged on the maturity date or if the monies received by the Lender are not sufficient to discharge the BA on maturity, for the period commencing from the maturity date until the date the Lender receives full payment.

4.	The Lender may re-discount any BA drawn by the Borrower(s) and discounted by the Lender and any monies received by the Lender as a result of the re-discounting shall not be regarded as payment towards the Borrower(s)' liability to the Lender.

5.	No BA shall be issued by the Lender if, following such issue, the aggregate of all the sums outstanding in respect of the BA Facility or the trade facilities of which the BA Facility forms a part thereof would exceed the aggregate limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the BA Facility or the trade facilities unless the Lender shall agree otherwise.

6.	The rate of acceptance commission and discount charges shall be determined by the Lender from time to time at its absolute discretion.

7.	The Borrower(s) shall indemnify and keep the Lender indemnified against any losses, costs and/or expenses which the Lender to incur as a result of its accepting and/or discounting the BA drawn by the Borrower(s).

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Foreign/Domestic Bills of Exchange Purchased (Authority to Purchase) Facilities ("BEP Facility")

1.	Subject to the terms of this Agreement and the relevant Letters of Offer, the Borrower(s) may present foreign/domestic bills to the Lender for purchase or in the case of BEP (Authority to Purchase) Facilities, the Borrower(s) may present bills drawn under an inward letter of credit to the Lender for purchase and the Lender may at its sole and absolute discretion purchase such bills offered by the Borrower(s) under the BEP Facility.

2.	Upon the Lender purchasing any bills presented by the Borrower(s) to the Lender, the Lender shall credit the Borrower(s)' overdraft or current account maintained with the Lender with the face value of the bill purchased by the Lender less the commission charged by the Lender for purchasing such bill and all other bank charges and costs payable by the Borrower(s).

3.	Without prejudice and in addition to any rights or remedies which the Lender may be entitled under this Agreement, the Lender may, at its sole and absolute discretion debit the Borrower(s)' overdraft or current account maintained with the Lender with the face value of the purchased by the Lender under the BEP Facility which has been returned to the Lender unpaid and the Borrower(s) hereby irrevocably and unconditionally consent(s) to the Lender so doing and such amounts debited shall become immediately due and payable and failing payment, interest at the applicable Default· Rate shall be charged from the due date until the date the Lender receives full payment.

4.	The Lender may not honour any bill drawn or issued by the Borrower(s) on the Lender for payment under the BEP Facility if the Lender is of the opinion (which opinion shall be final and binding upon the Borrower(s)) that the bill presented to the Lender for collection was issued or drawn by a party related to the Borrower(s), or if following such purchase the aggregate of all the sums outstanding in respect of the BEP Facility or the trade facilities of which the BEP Facility forms part thereof, as the case may be, would exceed the aggregate limit imposed by the Lender or any sub-limits specifically imposed by the Lender for the BEP Facility or the trade facilities, unless the Lender shall agree otherwise.

5.	The Borrower(s) shall pay to the Lender a commission on each bill purchased by the Lender under the BEP Facility at the time such bill is purchased.

6.	Subject to the Lender's right of variation, the rate of commission charged by the Lender on each bill purchased by the Lender under the BEP Facility shall be at such rate as may be determined by the Lender from time to time at its sole and absolute discretion.

7.	Bills returned unpaid and bills drawn by the Borrower(s) or any related party will not be purchased and may only be accepted for collection purposes.

8.	The Borrower(s) acknowledge(s) and accept(s) that notwithstanding any other provision to the contrary, the Lender reserves the right not to accept any bill drawn or issued by the Borrower(s) for payment under the BEP Facility at the Lender's sole and absolute discretion.

9.	The Borrower(s) shall indemnify and keep the Lender indemnified against any damages, losses, costs and expenses which the Lender may suffer or incur as a result of granting the BEP Facility to the Borrower(s).

10.	The Borrower(s) shall not utilise the BEP Facility if upon such utilisation, the aggregate of all the sums out standing in respect of the BEP Facility or the trade facilities of which the BEP Facility forms a part thereof would exceed the aggregate limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the BEP Facility or the trade facilities unless the Lender shall agree otherwise.

11.	The BEP Facility shall be subject to such other terms and regulations as may be prescribed from time to time by the Lender at its sole and absolute discretion and the Borrower(s) hereby irrevocably and unconditionally agree(s) to accept, abide and be bound by such terms and regulations.

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Overdraft Facility

1.	Subject to the terms of this Agreement and the relevant Letters of Offer, the Borrower(s) may overdraw its current account maintained with the Lender under the Overdraft facility (hereinafter called the "OD Facility").

2.	The Borrower(s) shall not utilise the OD Facility and the Lender may refuse to honour and pay on any cheque drawn by the Borrower(s) if upon such utilisation, the aggregate of all the sums outstanding in respect of the OD Facility or the trade facilities of which the OD Facility forms a part thereof would exceed the aggregate limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the OD Facility or the trade facilities unless the Lender shall agree otherwise.

3.	In addition to and not ·in derogation of any other rights of the Lender, the Lender hereby reserves the right to designate the Borrower(s)' current account as a "Special Account" in accordance with the Guidelines of the Biro Maklumat Cek of Bank Negara Malaysia, whereupon the Borrower(s) shall immediately upon the Lender's request, return to the Lender all unused cheques and so long as such current account remain designated as a "Special Account", no cheque book will be issued and all withdrawals from such account by the Borrower(s) can only be made by way of cash withdrawals, cashier's order, bank draft or transfer. The Lender further reserves the right at its sole and absolute discretion to terminate the OD Facility and to close the Borrower(s)' account with the Lender, irrespective of whether the Borrower(s)' account has been satisfactorily conducted, upon the Lender's receipt of notification from the Biro Maklumat Cek of Bank Negara Malaysia that the Borrower(s) has been blacklisted.

4.	Interest on the OD Facility shall be due and payable immediately upon the demand by the Lender and until demanded as aforesaid, shall be paid monthly by the Borrower(s).

5.	Without prejudice and in addition to any other rights or remedies which the Lender may be entitled to, the Lender may, at its sole and absolute discretion and without any obligation whether at law or in equity so to do, debit the Borrower(s)' current account with the Lender with any interest and any other charges or costs payable or agreed to be payable by the Borrower(s) in connection with or arising from the OD Facility and the Borrower(s) hereby irrevocably and unconditionally consent(s) to the ender so doing.

6.	The Borrower(s) shall indemnify and keep the Lender indemnified against any damages, losses, costs and expenses which the Lender may suffer or incur as a result of its grant of the OD Facility to the Borrower(s).

7.	The OD Facility shall be subject to such other terms and conditions set out in this Agreement and the relevant Letters of Offer including any other terms and regulations as may be prescribed from time to time by the Lender at its sole and absolute discretion and the Borrower(s) hereby irrevocably and unconditionally agree(s) to accept, abide and be bound by such terms and regulations.

8.	Where the OD Facility is for a specific purpose or specific period, the Borrower(s) hereby acknowledge(s) and confirm(s) that the Borrower(s) is/are fully aware that the OD Facility may be recalled at any time and that the Borrower(s) should at all material times take prudent measures to assess the impact of such recall on the Borrower(s)' business and/or specific purpose, and will take all necessary precautions to safeguard the Borrower(s)' own liquidity requirements and ability to proceed with its business and specific purpose as well as obligations under the OD Facility.

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Export Credit Refinancing Facility (Pre-Shipment I Post Shipment)

1.	The Borrower(s) may subject to the provisions of this Agreement and the relevant Letters of Offer, utilise the ECR Facility (Pre-Shipment/Post Shipment in such manner and upon such conditions as the Lender may from time to time prescribe.

2.	The pre/post shipment ECR funding rate shall be at the rate determined by Bank Negara Malaysia from time to time and the Lender shall add on a margin at such rate as may be determined by the Lender.

3	(a) Pre-Shipment ECR Facility

The period of financing shall commence from the date of drawdown of the ECR Facility (Pre-Shipment) (subject to the lodgement of a pre-shipment bill with the Lender) up to the maturity date of the pre-shipment bill. In the event on the maturity date, payments are not made towards settlement of the pre-shipment bill the Borrower(s) shall pay interest thereon at the applicable Default Rate for the period commencing from the maturity date until the Lender receives full payment (both before as well as after judgement or order).

(b)	Post Shipment ECR Facility The period of financing shall commence from the time the Borrower(s) presents to the Lender the export documents for financing up to the maturity date of the post shipment bill or upon receipt of the export proceeds, whichever is earlier. In the event on the maturity date, the Lender does not receive the export proceeds for whatever reasons, the Borrower(s) shall pay interest thereon at the applicable Default Rate for the period commencing from the maturity date until the Lender receives full payment (both before as well as after judgement or order).

4.	The Borrower(s) warrant(s) that:-

(i)	the goods related to the underlying transaction are genuine exports;

(ii)	no other means of financing has been or will be obtained for the underlying exports.

5.	The Borrower(s) shall:-

(a)	ensure that the export proceeds will be specifically channeled to the Lender for liquidation of outstanding ECR loans;

(b)	comply with all requirements and terms and conditions as specified in the "Guidelines on ECR facilities"; and

(c)	forward to the Lender the following documents and such other documents as may be requested by the Lender after each export:-

(i)	copy of invoice and transport document;

(ii)	copy of remittance schedule which show that payments will be channeled to the Lender; and

(iii)	original customs declaration form.

6.	The Borrower(s) shall not utilise the ECR Facility (Pre-Shipment/Post Shipment) if upon such utilisation, the aggregate of all the sums outstanding in respect of the ECR Facility (Pre Shipment/Post shipment) or the trade facilities of which the ECR Facility (Pre-Shipment/Post Shipment) forms a part thereof would exceed the aggregate limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the ECR Facility (Pre-Shipment/Post Shipment) or the trade facilities unless the Lender shall agree otherwise.

7.	The Borrower(s) shall indemnify and keep the Lender indemnified against any damages, losses, costs and expenses which the Lender may suffer or incur as a result of granting the ECR Facility (Pre-Shipment/Post Shipment) to the Borrower(s). ·

8.	The ECR Facility (Pre-Shipment/Post Shipment) shall be subject to such other terms and regulations as may be prescribed from time to time by the Lender at its sole and absolute discretion and the Borrower(s) hereby irrevocably and unconditionally agrees to accept, abide and be bound by such terms and regulations.

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Onshore Foreign Currency Loan ("OFCL") Facility

1.	The Borrower(s) may subject to the provisions hereunder and the relevant Letter(s) of Offer, utilise the OFCL Facility in such manner and subject to such conditions as the Lender may from time to time prescribe.

2.	The Lender may at its absolute discretion accept or reject any application by the Borrower(s) for an onshore foreign currency loan ("OFCL"). The Borrower(s) shall comply with the following conditions and any other conditions that may be imposed by the Lender from time to time:-

(a)	the Borrower(s) has not and will not obtain another source of financing for the trade transaction concerned and the OFCL is for financing its trade transactions namely imports to Malaysia;

(b)	delivery to the Lender of such satisfactory doci1mentary evidence of the trade transaction, such as the original invoice, transport-documents as may be required by the Lender; and

(c)	the drawing of the OFCL shall be subject to all other requirements and conditions which may be prescribed by Bank Negara Malaysia from time to time.

3.	The minimum amount that may be drawndown is USD50,000-00 (or its equivalent in other currencies if permitted by the Lender) or such other amount as may be determined by the Lender at its absolute discretion from time to time for such tenure as may be specified by the Lender not exceeding 180 days. Payment will be made directly to the foreign supplier or to the foreign supplier's Lender, unless the Lender agrees otherwise subject to such conditions as it may at its discretion impose.

4.	No drawings under the OFCL Facility shall be permitted if, following such drawing, the aggregate of all sums outstanding in respect of the OFCL Facility, the Bankers Acceptance Facility ("BA Facility") or the trade facilities of which the OFCL Facility and the BA Facility (if any) forms a part thereof, would exceed the limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the OFCL Facility, the BA Facility or the trade facilities, unless the Lender shall agree otherwise.

5.	If the Borrower has a foreign currency account with the Lender, the Borrower must use the foreign currency in the foreign currency account to settle the OFCLs on the last day of their respective financing period ("Maturity Date") and the foreign currency (if not in USD) will be converted into USD at the Lender's prevailing rate of exchange. If the Borrower does not have a foreign currency account with the Lender or there are insufficient funds in the foreign currency account, the Borrower shall repay the OFCL by buying the requisite amount of USD from the Lender at the Lender's prevailing rate of exchange. If the Borrower defaults in making payment of any OFCL or interest thereon or in the event of demand or recall of the OFCL Facility, the Borrower shall pay interest at the rate of 3.5% per annum or such other rate as may be stipulated by the Lender above its Base Lending Rate at its absolute discretion ("Default Rate"), on all overdue amounts and any other sums due and payable to the Lender as agreed liquidated damages, calculated from the date of such default up to the date the Lender receives full payment (both before as well as after demand judgment or order).

6.	Without prejudice to and in addition to any other rights or remedies which the Lender may be entitled to, if the Borrower(s) fails to pay the Lender any OFCL on the relevant Maturity Date or if the monies received by the Lender are not sufficient to fully settle the OFCL, the Lender may at its sole and absolute discretion and without any obligation whether at law or in equity to do so convert the overdue amount or any part thereof into Ringgit Malaysia at the Lender's prevailing rate of exchange on the date of conversion (the Lender having the absolute discretion to determine the date of conversion) and debit the Borrower(s)' current or overdraft account for the same and any other sums together with interest thereon at the Default Rate which is due and payable by the Borrower and the Borrower hereby irrevocably and unconditionally consents to the Lender so doing.

7.	The Borrower(s) shall indemnify and keep the Lender indemnified against any losses, expenses, claims and damages (including but not limited to legal fees and expenses on a solicitor and own client basis) which the Lender may sustain or incur as a result of granting the OFCL Facility to the Borrower(s), including without limitation from fluctuations in the rates of exchange of the relevant currencies for the OFCL.

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Foreign Trade Loan ("FTL") Facility

1.	The Borrower(s) may subject to the provisions hereunder and the relevant Letter(s) of Offer, utilise the FTL facility in such manner and subject to such conditions as the Lender may from time to time prescribe.

2.	The Lender may at its absolute discretion accept or reject any application by the Borrower(s) for a Foreign Trade Loan ("FTL"). The Borrower(s) shall comply with the following conditions and any other conditions that may be imposed by the Lender from time to time:-

(a)	the Borrower(s) has/have not and will not obtain another source of financing for the trade transaction concerned and the FTL is for financing its trade transactions namely exports from Malaysia;

(b)	delivery to the Lender of such satisfactory documentary evidence of the trade transaction, such as the original invoice, transport documents as may be required by the Lender; and

(c)	the drawing of the FTL shall be subject to all other requirements and conditions which may be prescribed by Bank Negara Malaysia from time to time.

3.	The minimum amount that may be drawn down is USDS0,000-00 (or its equivalent in other currencies if permitted by the Lender) or such other amount as may be determined by the Lender at its absolute discretion from time to time for such tenure as may be specified by the Lender not exceeding 180 days.

4.	No drawings under the FTL facility shall be permitted if, following such drawing, the aggregate of all sums outstanding in respect of the FTL facility or trade facilities of which the FTL facility forms a part thereof, would exceed the limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the FTL facility or trade facilities, unless the Lender shall agree otherwise.

5.	If the Borrower(s) has a Foreign Currency Account with the Lender, the Borrower(s) must use the foreign currency in the Foreign Currency Account to settle the FTLs on the last day of their respective financing period ("Maturity Date") and the foreign currency (if not in USD) will be converted to USD at the Lender's prevailing rate of exchange. If the Borrower(s) does not have a Foreign Currency Account with the Lender or there are insufficient funds in the Foreign Currency Account, the Borrower(s) shall repay the FTL by buying the requisite amount of USD from the Lender at the Lender's prevailing rate of exchange. If the Borrower(s) defaults in making payment of any FTL or interest thereon or in the event of demand or recall of the FTL facility, the Borrower(s) shall pay interest at the rate of3.5% per annum or such other rate as may be stipulated by the Lender above its Base Lending Rate at its absolute discretion ("Default Rate"), on all overdue amounts and any other sums due and payable to the Lender as agreed liquidated damages, calculated from the date of such default up to the date the Lender receives full payment (both before as well as after demand judgment or order).

6.	Without prejudice to and in addition to any other rights or remedies which the Lender may be entitled to, if the Borrower(s) fail(s) to pay the Lender any FTL on the relevant Maturity Date or if the monies received by the Lender are not sufficient to fully settle the FTL, the Lender may at its sole and absolute discretion and without obligation whether at law or in equity to do so convert the overdue amount or any part thereof into Ringgit Malaysia at the Lender's prevailing rate of exchange on the date of conversion (the Lender having the absolute discretion to determine the date of conversion) and debit the Borrower(s)' current or overdraft account for the same and any other sums together with interest thereon at the Default Rate which is due; and payable by the Borrower(s) and the Borrower(s) hereby irrevocably and unconditionally consents to the Lender so doing.

7.	The Borrower(s) shall indemnify and keep the Lender indemnified against any losses, expenses, claims and damages (including but not limited to legal fees and expenses on a solicitor and own client basis) which the Lender may sustain or incur· as a result of granting the FTL facility to the Borrower(s), including without limitation from fluctuations in the rates of exchange of the relevant currencies for the FTL.

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Invoice Financing Facility ("IVF Facility")

1.	The Borrower(s) may, subject to the provisions of this Agreement and the relevant Letter(s) of Offer, utilise the IVF Facility in such manner and subject to such conditions as the Lender may from time to time prescribe.

2.	The Lender may at its absolute discretion accept or reject any application by the Borrower(s) for the Lender's acceptance and/or discounting of Invoice Financing ("IVF"). The Borrower(s) shall comply with the following conditions and any other conditions that may be imposed by the Lender from time to time:-

(a)	the Borrower(s) has/have not and will not obtain another source of financing for the trade transaction concerned and the IVF is for financing its trade transaction namely imports to and exports from Malaysia and domestic trade;

(b)	delivery to the Lender of such satisfactory documentary evidence of the trade transaction as may be required by the Lender. In the case of financing of exports from Malaysia and/or sales within Malaysia, the original export bills or inland bills shall be delivered to the Lender for collection through the Lender and the proceeds of the said export bills and/or inland bills shall be subject to the Lender's control until the Borrower(s)' obligation is fully discharged on maturity of the IVF and the Lender has been paid in full. The Lender may use the said proceeds towards settlement of all amounts owing by the Borrower(s) and remaining unpaid in respect of the IVF or any of the Borrower(s)' indebtedness to the Lender under any of the other facilities made available to the Borrower(s); and

(c)	the drawing and acceptance and/or discount of the IVF shall be subject to all other requirements and conditions which may be prescribed by the Lender from time to time.

3.	Without prejudice and in addition to any other rights or remedies which the Lender may be entitled to on maturity of the IVF, the Lender may, at its sole and ·absolute discretion and without any obligation whether at law or in equity so to do, debit the Borrower(s)' current account or overdraft account with the Lender (if the Borrower(s) maintain(s) a current or overdraft account with the Lender) with the value of the IVF at maturity and with any unpaid commission, interest or lender charges and the Borrower(s) hereby irrevocably and unconditionally consent(s) to the Lender so doing. Interest will be charged at the applicable Default Rate on the amount outstanding under the IVF, if the IVF is not discharged on the maturity date or if the monies received by the Lender are not sufficient to discharge the IVF on maturity, for the period commencing from the maturity date until the date the Lender receives full payment.

4.	No IVF shall be issued by the Lender if, following such issue, the aggregate of all the sums outstanding in respect of the IVF Facility or the trade facilities of which the IVF Facility forms a part would exceed the aggregate limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the IVF Facility or the trade facilities unless the Lender shall agree otherwise.

5.	The rate of acceptance commission and discount charges shall be determined by the Lender from time to time at its absolute discretion.

6.	The Borrower(s) shall indemnify and keep the Lender indemnified against any losses, costs and/or expenses which the Lender may incur as a result of its accepting and/or discounting the IVF drawn by the Borrower(s).

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